                                                                    Exhibit 10.9




================================================================================

                                U.S. $120,000,000

                                CREDIT AGREEMENT,

                            dated as of June__, 2004,

                                      among

                        STRATEGIC HOTEL FUNDING, L.L.C.,

                                as the Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,

                                 as the Lenders,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                           as the Administrative Agent



================================================================================

                         DEUTSCHE BANK SECURITIES INC.,

                              as Sole Lead Arranger
                          and Sole Book Running Manager

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                     -----
                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1         Defined Terms...................................................................1
     Section 1.2         Use of Defined Terms...........................................................29
     Section 1.3         Cross-References...............................................................29
     Section 1.4         Accounting and Financial Determinations........................................29

                       ARTICLE II REVOLVING LOAN COMMITMENT AND BORROWING PROCEDURES, NOTES

     Section 2.1         Commitments....................................................................30
     Section 2.2         Reduction of the Commitment Amounts............................................31
     Section 2.3         Borrowing Procedures...........................................................32
     Section 2.4         Continuation and Conversion Elections..........................................33
     Section 2.5         Funding........................................................................33
     Section 2.6         Issuance Procedures............................................................34
     Section 2.7         Loan Accounts and Revolving Notes..............................................37
     Section 2.8         Additional Revolving Loan Commitments..........................................38

             ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     Section 3.1         Repayments and Prepayments; Application........................................40
     Section 3.2         Interest Provisions............................................................42
     Section 3.3         Fees...........................................................................43

                ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS

     Section 4.1         LIBO Rate Lending Unlawful.....................................................44
     Section 4.2         Deposits Unavailable...........................................................44
     Section 4.3         Change of Circumstances........................................................45
     Section 4.4         Replacement of Lender..........................................................45
     Section 4.5         Funding Losses.................................................................46
     Section 4.6         Taxes..........................................................................46
     Section 4.7         Change of Lending Office.......................................................50
     Section 4.8         Payments, Computations, etc....................................................50
     Section 4.9         Sharing of Payments............................................................51
     Section 4.10        Setoff.........................................................................51

                      ARTICLE V CONDITIONS TO EFFECTIVENESS AND TO FUTURE CREDIT EXTENSIONS

     Section 5.1         Conditions Precedent to Making of Loans and the Issuance of Letters of Credit..52
     Section 5.2         All Credit Extensions..........................................................56


                    ARTICLE VI REPRESENTATIONS AND WARRANTIES
     Section 6.1         Organization, etc..............................................................57
     Section 6.2         Due Authorization, Non-Contravention, etc......................................57
     Section 6.3         Government Approval, Regulation, etc...........................................57
     Section 6.4         Validity, etc..................................................................58
     Section 6.5         Financial Information..........................................................58
     Section 6.6         No Material Adverse Effect.....................................................59
     Section 6.7         Litigation, etc................................................................59
     Section 6.8         Subsidiaries...................................................................60
     Section 6.9         Ownership of Properties........................................................60
     Section 6.10        Taxes..........................................................................60
     Section 6.11        ERISA Compliance...............................................................60
     Section 6.12        Compliance with Environmental Laws.............................................61
     Section 6.13        Regulations T, U and X.........................................................62
     Section 6.14        Accuracy of Information........................................................62
     Section 6.15        REIT...........................................................................62
     Section 6.16        No Bankruptcy Filing...........................................................62
     Section 6.17        Use of Proceeds................................................................62
     Section 6.18        Other Debt.....................................................................62
     Section 6.19        Security Interests.............................................................63
     Section 6.20        Material Agreements............................................................63
     Section 6.21        Office of Foreign Asset Control................................................63
     Section 6.22        Labor Relations................................................................63
     Section 6.23        Intellectual Property, Licenses, Franchises and Formulas.......................64

                              ARTICLE VII COVENANTS

     Section 7.1         Affirmative Covenants..........................................................64
     Section 7.2         Negative Covenants.............................................................74

                         ARTICLE VIII EVENTS OF DEFAULT

     Section 8.1         Listing of Events of Default...................................................80
     Section 8.2         Action if Bankruptcy...........................................................83
     Section 8.3         Action if Other Event of Default...............................................83
     Section 8.4         Actions in Respect of Letters of Credit..........................................

                       ARTICLE IX THE ADMINISTRATIVE AGENT

     Section 9.1         Appointment....................................................................85
     Section 9.2         Intentionally Omitted..........................................................86
     Section 9.3         Nature of Duties...............................................................86
     Section 9.4         Lack of Reliance on the Administrative Agent...................................86
     Section 9.5         Certain Rights of the Administrative Agent.....................................87
     Section 9.6         Reliance.......................................................................87
     Section 9.7         Indemnification................................................................87

     Section 9.8         The Administrative Agent in its Individual Capacity............................87
     Section 9.9         Holders........................................................................88
     Section 9.10        Resignation by the Administrative Agent........................................88

                       ARTICLE X MISCELLANEOUS PROVISIONS

     Section 10.1        Waivers, Amendments, etc.......................................................89
     Section 10.2        Notices........................................................................91
     Section 10.3        Payment of Costs and Expenses; Indemnification.................................91
     Section 10.4        Survival and Recourse Nature of Obligations....................................92
     Section 10.5        Headings.......................................................................93
     Section 10.6        Execution in Counterparts, Effectiveness, etc..................................93
     Section 10.7        Governing Law; Entire Agreement................................................93
     Section 10.8        Successors and Assigns.........................................................93
     Section 10.9        Sale and Transfer of Loans and Notes; Participations in Loans and Notes........93
     Section 10.10       Intentionally Omitted..........................................................96
     Section 10.11       Confidentiality................................................................96
     Section 10.12       Tax Advice.....................................................................97
     Section 10.13       Forum Selection and Consent to Jurisdiction....................................98
     Section 10.14       Waiver of Jury Trial...........................................................99

ANNEX I  -        Lender Information

SCHEDULE I  -     Disclosure Schedule
SCHEDULE II -     Initial Asset Pool
SCHEDULE III-     Properties
SCHEDULE IV -     Lenders
SCHEDULE V  -     Approved Managers
SCHEDULE VI -     Certain Indebtedness

EXHIBIT A-1   -   Form of Revolving Note
EXHIBIT B-1   -   Form of Borrowing Request
EXHIBIT B-2   -   Form of Issuance Request
EXHIBIT C     -   Form of Continuation and Conversion Elections
EXHIBIT D     -   Form of Closing Date Certificate
EXHIBIT E     -   Intentionally Omitted
EXHIBIT F     -   Form of Lender Assignment Agreement
EXHIBIT G-1   -   Form of Pledge Agreement
EXHIBIT G-2   -   Form of Guarantor Pledge Agreement
EXHIBIT H-1   -   Form of Guaranty
EXHIBIT H-2   -   Subsidiary Guaranty and Joinder
EXHIBIT I     -   Form of Solvency Certificate
EXHIBIT J     -   Form of IRS Certificate
EXHIBIT K     -   Form of Additional Revolving Loan Commitment Agreement

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT, dated as of June __, 2004, is between STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company (the "Borrower"), DEUTSCHE BANK TRUST COMPANY AMERICAS ("DBTCA"), as the administrative agent (in such capacity, the "Administrative Agent") and the various financial institutions as are or may become parties hereto (together with DBTCA, collectively the "Lenders" and individually, a "Lender").

                              W I T N E S S E T H :
                              - - - - - - - - - --

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

                  NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                  "Acceptable Appraisal" shall mean, an MAI appraisal, in compliance with the Uniform Standards of Professional Appraisal Practice, reasonably acceptable to Administrative Agent as to form, substance, and appraisal date, prepared by a professional appraiser licensed to business in the State where the applicable Property is located, having not less than ten (10) years of relevant experience, and reasonably acceptable to Administrative Agent.

                  "Acquisition Cost" means, with respect to any Property, (i) the purchase price of a Property as set forth in the applicable purchase and sale agreement or otherwise as approved by the Administrative Agent, plus or minus (ii) increases or reductions to such purchase price as provided in such purchase and sale agreement or the final closing statement.

                  "Additional Loan Commitment Requirements" shall mean, with respect to any request for an Additional Revolving Loan Commitment made pursuant to Section 2.8, the satisfaction of each of the following conditions: (i) no Default or Event of Default then exists or would result therefrom, including, without limitation, no violation of Section 7.2.4 as a result of the increase in the size of the Facility, (ii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made as of such date of request, unless stated to relate to a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date and (iii) the delivery by the Borrower of an officer's certificate to the Administrative Agent certifying as to compliance with preceding clauses (i) and (ii), and containing the calculations required by preceding clause (i) (as applicable).

                  "Additional Revolving Loan Commitment" shall mean, for each Additional Revolving Loan Lender, any commitment by such Additional Revolving Loan Lender to make Revolving Loans pursuant to Section 2.8(b) as agreed to by such Additional Revolving Loan Lender in the respective Additional Revolving Loan Commitment Agreement delivered pursuant to Section 2.8; it being understood, however, that on each date upon which an Additional Revolving Loan Commitment of any Additional Revolving Loan Lender becomes effective, such Additional Revolving Loan Commitment of such Additional Revolving Loan Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Additional Revolving Loan Lender for all purposes of this Agreement, as contemplated by Section 2.8.

                  "Additional Revolving Loan Commitment Agreement" shall mean an Additional Revolving Loan Commitment Agreement substantially in the form of Exhibit K (appropriately completed).

                  "Additional Revolving Loan Lender" is defined in
Section 2.8(b).

                  "Adjusted Net Operating Income" shall mean Borrower's Share of Net Operating Income with respect only to the Consolidated Group Properties, less Borrower's Share of (a) interest and scheduled principal amortization payments on Mortgage Indebtedness and Permitted Mezzanine Indebtedness encumbering, directly or indirectly, the Consolidated Group Properties, (b) reserve fundings required in connection with such Indebtedness, (c) Deemed FF&E Reserves for the Consolidated Group Properties (but only to the extent in excess of any FF&E reserve fundings included under clause (b) above), (d) Deemed Management Fees for the Consolidated Group Properties, and (e) any other monetary obligations paid during the applicable period with respect to the Consolidated Group Properties, provided that no deductions will be made for Capital Expenditures other than Deemed FF&E Reserves included under clause (c) above.

                  "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.10.

                  "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). With respect to any Lender or the Issuer, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such "controlled" Person. With respect to all other Persons, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power:

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or managing members of such "controlled" Person; or

                  (b) to direct or cause the direction of the management and policies of such "controlled" Person whether through ownership of voting securities, membership or partnership interests, by contract or otherwise.

                  "Agreement" means, on any date, this Credit Agreement as amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

                  "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/1000 of 1%) equal to the higher of

                  (a) the Base Rate in effect on such day; and

                  (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.

                  "Applicable Margin" means with respect to the unpaid principal amount of any Loan maintained as (i) a Base Rate Loan, a rate per annum equal to 2.50%, and (ii) a LIBO Rate Loan, a rate per annum equal to 3.75%.

                  "Approved Fund" means any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Approved Manager" means those property managers set forth on
Schedule V.

                  "Assignment of Asset Management Services Agreement" means that certain Assignment of Asset Management Services Agreement, dated as of the date hereof, by and between SHC DTRS, Inc. and Lender.

                  "Authorized Officer" means, relative to the Borrower and Guarantor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 and such other officers of the Borrower or Guarantor as the Borrower or Guarantor, respectively, designate in writing as such to the Administrative Agent.

                  "Base Rate" means, at any time, the rate of interest which the Person serving as the Administrative Agent announces from time to time as its prime lending rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

                  "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

                  "Borrower" is defined in the preamble.

                  "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1, provided that Base Rate Loans incurred pursuant to Section 4.1 shall be considered part of the related Borrowing of LIBO Rate Loans.

                  "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

                  "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

                  "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrower, Guarantor and their respective Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; provided that the term "Capital Expenditures" shall not include (i) expenditures made in connection with the replacement, substitution or restoration of assets (A) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted or restored or (B) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, and
(iii) the purchase of plant, property or equipment made within one year of the sale of any asset in replacement of such asset to the extent purchased with the proceeds of such sale and Capitalized Lease Liabilities paid in respect of such replaced asset.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital of such Person, including if such Person is a partnership or a limited liability company, partnership interests (whether general or limited) or membership interests, as applicable, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company, as applicable, whether now outstanding or issued after the Closing Date.

                  "Capitalized Lease Liabilities" means all monetary obligations of Borrower, Guarantor or any of their respective Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the stated maturity thereof shall be determined in accordance with GAAP.

                  "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit, and bankers' acceptances of (i) any Lender, or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than one (1) year from the date of acquisition, (c) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one (1) year after the date of acquisition, and (d) investments in money market funds (x) substantially all the assets of which are comprised of securities of the types described in clauses (a) through (c) above or (y) which have a AAA rating.

                  "CERCLA" has the meaning specified in the definition of "Environmental Laws."

                  "Change of Control" shall mean the occurrence of any of the following events: (a) Guarantor shall at any time and for any reason whatsoever cease to be the sole managing member of Borrower; (b) any merger or consolidation of the Guarantor or Borrower with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Guarantor, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act) of the Capital Stock representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (c) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act) of the Capital Stock representing a majority of total voting power of the aggregate outstanding Capital Stock of the Guarantor normally entitled to vote in the election of directors of the Guarantor, (d) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Guarantor on the first day of such period (together with any new directors whose election by the board of directors of the Guarantor or whose nomination for election by the stockholders of the Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Guarantor, or (e) the sale or disposition, whether directly or indirectly, by the Guarantor, Borrower and/or its Subsidiaries (whether pursuant to a single transaction or series of related transactions) of tangible assets representing more than 25% of the Borrower's assets (determined as of the Closing Date).

                  "Closing Date" means the date hereof.

                  "Closing Date Certificate" means the Closing Date Certificate executed and delivered by the Borrower on the Closing Date, substantially in the form of Exhibit D hereto.

                  "CMBS Loan" shall mean collectively, the Indebtedness pursuant to the CMBS Loan Agreements relating to Mortgage Indebtedness in the aggregate principal amount of not more than $420,000,000 encumbering certain of the Properties.

                  "CMBS Loan Agreements" shall mean collectively, (i) that certain Loan Agreement, dated on or about June __, 2004, between the Lender defined therein, as lender, and the Borrowers defined therein, as borrowers, and
(ii) that certain Indenture, dated on or about June __, 2004, between the Note Trustee, as note trustee, and the Issuers defined therein, as issuers.

                  "CMBS Loan Documents" shall mean collectively, "Loan Documents" and "Transaction Documents" as defined in the CMBS Loan Agreements.

                  "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

                  "Collateral" means, collectively, all Pledge Agreement Collateral and all Guarantor Pledge Agreement Collateral.

                  "Commitment" means, as the context may require, a Lender's Revolving Loan Commitment or Letter of Credit Commitment.

                  "Commitment Amount" means, as the context may require, the Revolving Loan Commitment Amount, or the Letter of Credit Commitment Amount, or both.

                  "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default described in clauses (a) through (e) of Section 8.1.9 with respect to the Borrower; or

                  (b) the occurrence and continuance of any other Event of Default and either

                      (i) the declaration of all of the Loans to be due and
                  payable pursuant to Section 8.3, or

                      (ii) the giving of notice by the Administrative Agent,
                  acting at the direction, or with the consent, of the Required Lenders, to the Borrower that the Commitments have been terminated pursuant to Section 8.3.

                  "Compliance Certificate" means a certificate duly completed and executed by the chief executive, financial or accounting Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

                  "Confidential Information" has the meaning set forth in
Section 10.11.

                  "Consolidated" or "consolidated" shall mean "consolidated" in accordance with GAAP.

                  "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) all indebtedness (including principal, interest, fees and charges) of the Consolidated Group for borrowed money (including obligations evidenced by bonds, notes or similar instruments) and for the deferred purchase price of property or services (excluding ordinary payable and accrued expenses and deferred purchase price which is not yet a liquidated sum), (ii) the aggregate amount of all Capitalized Lease Liabilities of the Consolidated Group,
(iii) all Indebtedness of the types described in clause (i) or (ii) of this definition of Persons other than members of the Consolidated Group secured by any Lien on any property owned by the Consolidated Group, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) all Contingent Obligations of the Consolidated Group, (v) all Indebtedness of the Consolidated Group of the type described in clauses (ii) and
(vii) of the definition of Indebtedness contained herein, and (vi) the Borrower's Share of all such items described in the foregoing clauses (i) through (v) inclusive, with respect to Unconsolidated Subsidiaries; provided that for purposes of this definition, the amount of Indebtedness in respect of Hedging Agreements included pursuant to preceding clause (v) shall be at any time the Net Termination Value of all such Hedging Agreements, all as determined on a consolidated basis, in accordance with GAAP, and without duplication.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto (i) to the extent actually deducted in determining said Consolidated Net Income, consolidated interest expense and provision for taxes for such period (excluding, however, for avoidance of doubt, consolidated interest expense and taxes attributable to Unconsolidated Subsidiaries of the Guarantor and any of its Subsidiaries), (ii) the amount of all amortization of intangibles and depreciation that were deducted determining Consolidated Net Income for such period, and (iii) any non-recurring non-cash charges in such period to the extent that (A) such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of the Guarantor (and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period)) and (B) same were deducted in determining Consolidated Net Income for such period, and (y) subtracting therefrom, to the extent included in determining Consolidated Net Income for such period, the amount of non-recurring non-cash gains during such period; provided that Consolidated EBITDA shall be determined without giving effect to any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses) or gains or losses (including any taxes attributable to such gains or losses) from sales of assets other than from sales of inventory (excluding Real Property) in the ordinary course of business.

                  "Consolidated Group" shall mean, collectively, Borrower, Guarantor and their Subsidiaries, determined in accordance with GAAP.

                  "Consolidated Group Properties" shall mean those Properties owned or leased by a member of the Consolidated Group.

                  "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Consolidated Group for such period; provided that (without duplication of exclusions) (i) the net income of any member of the Consolidated Group (to the extent otherwise included in determining Consolidated Net Income) shall be excluded to the extent that the declaration or payment of dividends and distributions by such Person of net income is not permitted at the date of determination without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Person or it's equityholders, as applicable, and (ii) except for determinations expressly required to be made on a pro forma basis, the net income (or loss) of any member of the Consolidated Group accrued prior to the date it becomes a member of the Consolidated Group, or the date that all or substantially all of the property or assets of such Person are acquired by a member of the Consolidated Group, shall be excluded from such determination.

                  "Consolidated Tangible Net Worth" shall mean, at any time, the tangible net worth of the Consolidated Group determined in accordance with GAAP, calculated based on (a) the shareholder book equity of Guarantor's common Capital Stock, plus (b) accumulated depreciation and amortization of the Consolidated Group, plus (c) to the extent not included in clause (a), the amount properly attributable to the minority interests, if any, of other Persons in the common Capital Stock of Borrower, in each case determined without duplication and in accordance with GAAP.

                  "Contingent Obligation" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, with or without recourse, to provide funds for payment to, to purchase from, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of scheduled dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. Notwithstanding the foregoing, the term "Contingent Obligation" shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business (b) guarantees made by a Person of the obligations of a Subsidiary of such Person that do not constitute Indebtedness of such Subsidiary and are incurred in the ordinary course of business of such Subsidiary, (c) any portion of the Commitment Amount which at any time is unused and (d) any portion of an Obligation which would otherwise be considered to be a Contingent Obligation if such portion is secured by cash or Cash Equivalents, but Contingent Obligations shall include the deferred purchase price of property or services which is not yet a liquidated sum.

                  "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

                  "Credit Extension" means, as the context may require,

                  (a) the making of Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the Issuer.

                  "Currency Agreement" means, collectively, any foreign currency exchange or rate swap or similar agreement entered into by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement.

                  "DBTCA" is defined in the preamble.

                  "Deemed FF&E Reserves" shall mean, with respect to any Property, for any period, a deemed reserve funding for FF&E equal to four percent (4%) of Gross Hotel Revenues, for such Property for such period.

                  "Deemed Management Fees" shall mean, with respect to any Property, for any period, a deemed base management fee in an amount equal to the greater of the actual management fees payable in such period for such Property and three percent (3%) of Gross Hotel Revenues, for such Property for such period.

                  "Default" means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

                  "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

                  "Development Cost" means, with respect to any Development Property, the undepreciated "book value" of such Development Property.

                  "Development Property" means a Property being developed or redeveloped by the applicable Property Owner such that 50% or more of the units at such Property are under construction, development or redevelopment and not open for business to the general public, until such time as such Property (or the relevant portion thereof) has re-opened to the general public for a period of twelve calendar months.

                  "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent, provided that the consent of the Administrative Agent shall not be required to modify the Disclosure Schedule in a manner that causes the representations and warranties set forth herein to remain true and correct as long as the state of facts reflected in the modified Disclosure Schedule would not constitute a breach of the covenants set forth herein.

                  "Disposition" means the sale, conveyance or other disposition of any Consolidated Group Property, material business or other material property, interests or assets by the Borrower or any Subsidiary (including Capital Stock owned by, the Borrower or such Subsidiary, and in all cases whether now owned or hereafter acquired).

                  "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or distribution or returned any equity capital to its stockholders, partners, members or other holders of its Capital Stock or authorized or made any other distribution, payment or delivery of property or cash to its holders of Capital Stock as such, or redeemed, retired, purchased, repurchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its Capital Stock outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Capital Stock of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Capital Stock). Without limiting the foregoing, "dividends" with respect to any Person shall also include (i) all payments made (or required to be made in the applicable period) by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, in each case except to the extent (x) the same are paid in common stock of the Guarantor or (y) such payments reduced Consolidated EBITDA.

                  "Dollar" and the sign "$" mean lawful money of the United States.

                  "Domestic Office" means, relative to any Lender, the office of such Lender designated as such Lender's "Domestic Office" below its name in Annex I hereto or as set forth in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of a Lender) within the United States as may be designated from time to time by notice from a Lender, as the case may be, to each other Person party hereto.

                  "Domestic Subsidiary" means a Subsidiary formed or organized under the laws of the United States or any state thereof.

                  "Eligible Assignee" means and includes Lender (and any Affiliate thereof), an Approved Fund, any commercial bank, any financial institution, any finance company, any fund that is regularly engaged in making, purchasing or investing in loans or any other Person that would satisfy the requirements of an "accredited investor" (as defined in SEC Regulation D, but excluding a natural person).

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries (a) in the ordinary course of such Person's business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, and determinations of any governmental authority that have the force and effect of law, pertaining to pollution (including Hazardous Materials), natural resources or the environment, whether federal, state, or local, including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as the same may be further amended (hereinafter collectively called "CERCLA").

                  "Environmental Occurrence" means any occurrence or event that would cause the representations set forth in Section 6.12 to become untrue in any material respect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means any of the following if such event or occurrence could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the failure to make a required contribution to a Pension Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent; (d) the filing of a notice of intent to terminate a Pension Plan or a Multiemployer Plan, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA, for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the occurrence of a reportable event described in Section 4043(c) of ERISA with respect to any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                  "Event of Default" is defined in Section 8.1.

                  "Excess Cash Collateral" is defined in Section 2.6.7.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Facility" means the $120,000,000 revolving credit facility evidenced by this Agreement, as the same may be increased, amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

                  "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to

                  (a) the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means those certain confidential letters, dated June ___, 2004, between the Borrower and the Administrative Agent.

                  "FF&E" shall mean furniture, fixtures, and equipment.

                  "Fiscal Quarter" means any quarter of a Fiscal Year ending on the last day of January, April, July or October.

                  "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2004 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

                  "Fiscal Year End" is defined in Section 7.1.13.

                  "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Funds From Operations" shall mean, for any period, Consolidated Net Income for such period plus (a) the sum of the following amounts for such period (without duplication) to the extent deducted in the determination of Consolidated Net Income for such period: (i) depreciation expense, (ii) amortization expense and other non-cash charges of Guarantor and its Subsidiaries with respect to their real estate assets for such period, (iii) losses from Dispositions, losses resulting from restructuring of Indebtedness and other extraordinary losses, (iv) amortization of financing cost, and (v) minority interest; less (b) the sum of the following amounts to the extent included in the determination of Consolidated Net Income for such period: (i) gains from Dispositions, gains resulting from restructuring of Indebtedness and other extraordinary gains, (ii) the applicable share of Consolidated Net Income attributable to Guarantor's Unconsolidated Subsidiaries, and (iii) the portions of Funds From Operations allocable to minority partners of Subsidiaries; plus (without duplication of any amounts referred to in clause (a) above in this definition) (c) Borrower's Share of funds from operations (determined on the same basis as this definition but with respect to Unconsolidated Subsidiaries) of Guarantor's Unconsolidated Subsidiaries, determined in accordance with GAAP.

                  "GAAP" is defined in Section 1.4.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Gross Asset Value" shall mean, for any Property: (a) from and after the Closing Date to but excluding September 30, 2005, for each Consolidated Group Property that is part of the Initial Asset Pool, an amount equal to the appraised value of such Property as set forth in the Initial Asset Pool Appraisals, (b) at any time on and after September 30, 2005 and for any Consolidated Group Property, other than New Acquisitions and Development Properties, on a trailing twelve month basis ending on the date of determination, an amount equal to Net Operating Income attributable to such Property for such period, less the Deemed FF&E Reserves attributable to such Property for such period, less Deemed Management Fees attributable to such Property, divided by nine percent (9%) in the case of full service Properties and ten percent (10%) in the case of limited service Properties; (c) for each Consolidated Group Property that is a New Acquisition, an amount equal to the Acquisition Cost with respect thereto; (d) for each Consolidated Group Property that is a Development Property, an amount equal to the Development Cost of such Property; and (e) at any time and for any Property that is not a Consolidated Group Property, an amount equal to Borrower's share, based on its Share of the Unconsolidated Subsidiary that is the Property Owner of such Property, of the Gross Asset Value that would have been attributable to such Property pursuant to clause (a), (b), (c) or (d) of this definition if such Property were a Consolidated Group Property.

                  "Gross Hotel Revenues" shall mean, for all Properties, all revenues and receipts of every kind derived from operating such Properties, as the case may be, and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, stores, offices, meeting space, exhibit space, or sales space of every kind (including rentals from timeshare marketing and sales desks); license, lease, and concession fees and rentals (not including gross receipts of licensees, lessees, and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Properties); service charges, to the extent not distributed to the employees at such Properties as, or in lieu of, gratuities; interest which accrues on amounts deposited in any FF&E reserve account and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Hotel Revenues shall not include the following: gratuities to employees of such Properties; federal, state, or municipal excise, sales, use, or similar taxes collected directly from tenants, patrons, or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; or any proceeds from any sale of such Properties.

                  "Guarantor" shall mean Strategic Hotel Capital, Inc.

                  "Guarantor Pledge Agreement" is defined in Section 5.1.18.

                  "Guarantor Pledge Agreement Collateral" means all "Collateral" under, and as defined in, the Guarantor Pledge Agreement.

                  "Guaranty" is defined in Section 5.1.4.

                  "Hazardous Materials" means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (a) any substance that is a "hazardous substance" under CERCLA and (b) petroleum wastes or products.

                  "Hedging Agreements" shall mean any Interest Rate Protection Agreements and any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values or instruments to hedge and protect against fluctuations in the Guarantor's, Borrower's and/or their Subsidiaries cash flow and earnings from changes in financial markets, including, without limitation, any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and any and all transactions of any kind, and their related confirmations and schedules, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

                  "herein," "hereof," "hereto," "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

                  "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

                  (a) which questions the status of the Borrower and its Subsidiaries, taken as a whole, as a "going concern";

                  (b) which relates to the limited scope of examination of any material portion of the records of the Borrower and its Subsidiaries relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

                  "including" and "include" means including without limiting the generality of any description preceding such term.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (excluding accounts payable, current trade liabilities and accrued expenses arising in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit,
(iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v) or
(vi) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the stated amount of such Indebtedness), (iv) all obligations for the payment of money relating to a Capitalized Lease Liability, (v) all Contingent Obligations of such Person and (vi) all obligations under any Hedging Agreement or under any similar type of agreement.

                  "Initial Asset Pool" shall mean those Properties set forth on
Schedule II.

                  "Initial Asset Pool Appraisals" shall mean appraisals delivered to the Administrative Agent with respect to the Initial Asset Pool at or prior to the Closing Date.

                  "Insurance Policies" shall mean satisfactory evidence (including appropriate certificates or certified copies of policies) of insurance and reinsurance policies (whether individual or blanket).

                  "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section
2.3 and shall end on (but exclude) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

                  (c) no Interest Period for any LIBO Rate Loan may end later than the Stated Maturity Date; and

                  (d) no Interest Period may be elected at any time when an Event of Default is then in existence unless Lenders in their sole discretion otherwise agree.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other
         Person;

                  (b) any Contingent Obligation of such Person incurred in connection with loans or advances described in clause (a) above;

                  (c) any ownership or similar interest held or acquired by such Person in any other Person and any capital contribution made by such Person in any other Person; and

                  (d) any other acquisition by such Person of any assets or properties of another Person outside the ordinary course of business of such first Person.

                  The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity, or distributions or dividends paid, thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair value of such property at the time of such Investment, as determined in good faith by the Borrower.

                  "IPO" shall mean an underwritten initial public offering of common stock of Guarantor pursuant to a registration statement filed with the SEC in accordance with the Securities Act, that produces aggregate gross proceeds to Guarantor of at least $200,000,000.

                  "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

                  "Issuer" means DBTCA in its capacity as issuer of the Letters of Credit, together with each other Person as shall have subsequently been appointed as the successor Issuer in accordance with Section 9.10. At the request of Borrower, upon providing notice to Administrative Agent, another Lender with a Revolving Loan Commitment or an Affiliate of DBTCA may, with such other Lender's or Affiliate's (as applicable) consent, in its sole discretion, issue one or more Letters of Credit hereunder and shall be deemed to be the Issuer with respect to such Letter(s) of Credit.

                  "Joinder" means a Joinder duly executed by an Authorized Officer of any Subsidiary, substantially in the form of Exhibit H-2 hereto.

                  "Lender Assignment Agreement" means a lender assignment agreement substantially in the form of Exhibit F hereto.

                  "Lender Default" shall mean (i) the wrongful refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment or to purchase participating interests under Section 2.6.1 or (ii) a Lender having notified in writing any Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.1 in circumstances where such non-compliance would constitute a breach of such Lender's obligations under the respective Section.

                  "Lenders" is defined in the preamble and, in addition, shall include any Eligible Assignee that becomes a Lender pursuant to Section 10.9.1 and any Additional Revolving Loan Lenders. The Lenders on the Closing Date shall be the Lenders set forth on Schedule IV on the Closing Date.

                  "Letter of Credit" is defined in Section 2.1.2.

                  "Letter of Credit Collateral" is defined in Section 8.4(b).

                  "Letter of Credit Collateral Account" is defined in Section 8.4(a).

                  "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section
2.1.2 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

                  "Letter of Credit Commitment Amount" means, on any date, a maximum amount equal to the lesser of (i) $25,000,000.00, as such amount may be permanently reduced from time to time pursuant to Section 2.2, and (ii) the Revolving Loan Commitment Amount on such date.

                  "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                  (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

                  "LIBO Office" means, relative to any Lender, the office of such Lender designated as such Lender's "LIBO Office" below its name in Annex I hereto or as set forth in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

                  "LIBO Rate" means, with respect to each day during each Interest Period pertaining to a LIBO Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of approximately 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBO Rate" for the purposes of this paragraph shall be the rate per annum equal to the arithmetic average as determined by the Administrative Agent of the rates at which deposits in immediately available Dollars in an amount equal to the amount of such LIBO Rate Loan having a maturity approximately equal to such Interest Period are offered to four (4) reference banks to be selected by the Administrative Agent in the London interbank market, at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period.

                  "LIBO Rate Loan" means a Revolving Loan bearing interest, at all times during an Interest Period applicable to such Revolving Loan, at a fixed rate of interest determined by reference to the LIBO Rate.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, lien (statutory or other), escrow or similar encumbrance of any kind, or any other type of similar preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan Documents" means, collectively, this Agreement, the Notes (if any), the Letters of Credit, the Security Documents, the Guaranty, the Subsidiary Guaranty, the Fee Letter, each Borrowing Request and each Issuance Request.

                  "Loans" means a Revolving Loan of any type.

                  "Material Adverse Effect" means a circumstance or condition that, either individually or in the aggregate has had, or could reasonably be expected to have, a material adverse effect on (i) the business, assets, operations, properties, prospects or financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents taken as a whole,
(iii) the ability of the Guarantor and the Subsidiary Guarantors, taken together as a whole, to perform their obligations under this Agreement and the other Loan Documents taken as a whole, (iv) the legality, validity or enforceability of the Credit Documents taken as a whole, or (v) the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

                  "Material Agreements" shall mean any license, contract, or management agreement, the loss of which could reasonably be expected to have a Material Adverse Effect.

                  "Maximum Additional Revolving Loan Commitment Amount" shall mean Thirty Million Dollars ($30,000,000).

                  "Monthly Payment Date" means the last day of each calendar month, or, if any such day is not a Business Day, the next succeeding Business Day.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage Indebtedness" means Property-level non-recourse Indebtedness and customary recourse guaranties provided in connection therewith.

                  "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Borrower or any ERISA Affiliate may have any liability.

                  "NAIC" means the National Association of Insurance Commissioners or any successor thereto with similar authority.

                  "Net Operating Income" shall mean the amount obtained by subtracting Operating Expenses from Operating Income.

                  "Net Termination Value" shall mean at any time, with respect to all Hedging Agreements for which a Net Termination Value is being determined, the excess, if positive, of (i) the aggregate of the unrealized net loss position, if any, of the Guarantor, Borrower and/or their Subsidiaries under each such Hedging Agreement on a marked-to-market basis determined no more than one month prior to such time less (ii) the aggregate of the unrealized net gain position, if any, of the Guarantor, Borrower and/or their Subsidiaries under each such Hedging Agreement on a marked-to-market basis determined no more than one month prior to such time, with each marked-to market determination made pursuant to clauses (i) and (ii) above in connection with a determination of "Net Termination Value" to be made on the same date.

                  "New Acquisitions" shall mean a Property (other than the Initial Asset Pool) that has been owned or leased for fewer than twelve (12) full calendar months.

                  "Non-Defaulting Lender" means and includes each Lender other than a "Defaulting Lender."

                  "Non-U.S. Lender" has the meaning specified in clause (d) of
Section 4.6.

                  "Non-U.S. Participant" means a Participant that is not incorporated or organized in or under the laws of the United States or a state thereof.

                  "Note" means a Revolving Note.

                  "Obligations" means all monetary obligations (whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Borrower, Guarantor and each Subsidiary Guarantor to any Lender or the Issuer or the Administrative Agent arising under this Agreement, the Notes, the Letters of Credit and each other Loan Document.

                  "Operating Expenses" shall mean, for any specified period, without duplication, all expenses actually paid or payable by or on behalf of Property Owner during such period in connection with the ownership or operation of the Property, including costs (including labor) of providing services including rooms, food and beverage, telecommunications, garage and parking and other operating departments, as well as real estate and other business taxes, rental expenses, insurance premiums, utilities costs, administrative and general costs, repairs and maintenance costs, third-party franchise fees, other costs and expenses relating to the Property, legal expenses (incurred in connection with the ordinary course operation of the Property), determined, in each case on an accrual basis, in accordance with GAAP. "Operating Expenses" shall not include (i) depreciation or amortization or other noncash items, (ii) the principal of and interest on Indebtedness for borrowed money, (iii) income taxes or other taxes in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the issuance of the Revolving Note,
(v) distributions to the shareholders of the Property Owner or (vi) Capital Expenditures or management fees actually paid or payable by or on behalf of Property Owner during such period.

                  "Operating Income" shall mean for any specified period and any Property, all income received by Property Owner from any Person during such period in connection with the ownership or operation of the Property, determined on an accrual basis of accounting determined in accordance with GAAP, including the following:

                  (i) all amounts payable to Property Owner or to the applicable manager for the account of Property Owner by any Person as rent and/or hotel revenue;

                  (ii) all amounts payable to Property Owner pursuant to any reciprocal easement and/or operating agreements, covenants, conditions and restrictions, condominium documents and similar agreements affecting the Property and binding upon and/or benefiting Property Owner and other third parties, but specifically excluding any management agreement;

                  (iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period;

                  (iv) business interruption and loss of "rental value" insurance proceeds (but allocating such proceeds to the period to which they relate); and

                  (v) all investment income with respect to any collateral accounts.

Notwithstanding the foregoing clauses (i) through (v), Operating Income shall not include (A) any insurance proceeds (other than of the types described in clauses (iii) and (iv) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Property (other than of the types described in clause (i), (iii) and (v) above), (C) any repayments received from tenants of principal loaned or advanced to tenants by Property Owner, (D) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any tenant to a Person other than Property Owner or its agent and (E) any fees or other amounts payable by a tenant or another Person to Property Owner that are reimbursable to tenant or such other Person.

                  "Organic Document" means, relative to Borrower, each Subsidiary and Guarantor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement and any certificate of designations or similar instrument relating to the rights of preferred shareholders of such Person.

                  "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant" is defined in Section 10.9.2.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA (other than a Multiemployer Plan) with respect to which the Borrower or any ERISA Affiliate may have any liability.

                  "Percentage" means, relative to any Lender, the applicable fraction, expressed as a percentage, relating to Revolving Loans and Letter of Credit Outstandings, the numerator of which shall be such Lender's Commitment and the denominator of which shall be the Commitment Amount, as such percentage may be adjusted from time to time.

                  "Permitted Mezzanine Indebtedness" means Indebtedness secured by, and with recourse only to, the Capital Stock of a Property Owner (other than customary recourse guaranties provided in connection therewith), where the borrower under such Indebtedness is a special purpose bankruptcy-remote entity.

                  "Permitted Refinancing" shall mean one or more refinancings of the CMBS Loan provided that each of the following conditions are satisfied: (1) the Total Leverage Ratio, calculated on a pro forma basis as of such refinancing, and assuming such refinancing has been consummated, does not exceed seventy percent (70%) during the first year of the Facility, sixty-five percent (65%) during the second year of the Facility, or sixty percent (60%) during the third year of the Facility, (2) such refinancing does not provide for or require any pre-event of default cash flow sweeps or cash traps, whether resulting from low debt service coverage or otherwise, (3) the borrower under such refinancing is a special purpose bankruptcy-remote entity, and (4) the other terms and conditions of such refinancing are approved by the Required Lenders, which approval shall not be unreasonably withheld.

                  "Person" means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making or is obligated to make contributions and includes any Pension Plan.

                  "Pledge Agreement" is defined in Section 5.1.3.

                  "Pledge Agreement Collateral" means all "Collateral" under, and as defined in, the Pledge Agreement.

                  "Proforma Cash Interest Expense" means the aggregate proforma cash interest expense of the Consolidated Group, calculated by reference to the aggregate principal amount of Indebtedness of the Consolidated Group as of the date of determination and the weighted average interest rate thereof, and including capitalized interest and the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding deferred financing costs and other non-cash interest expense.

                  "Proforma Financial Statements" shall mean balance sheets for Guarantor and Borrower dated on or about the date of this Agreement reflecting, on a proforma basis, the Indebtedness outstanding under this Agreement and the CMBS Loan.

                  "Properties" shall mean hotels and resorts owned or leased by Borrower or any of its Subsidiaries or its Unconsolidated Subsidiaries. Schedule III contains a list of the Properties as of the Closing Date.

                  "Property Owner" means a Person that owns a Property.

                  "Qualified Ground Lease" means a ground lease that (x) has a remaining term of at least thirty (30) years (including, for this purpose, any renewal option exercisable at the sole option of the ground lessee with no veto or approval rights by the ground lessor or any lender to such ground lessor) and
(y) can be mortgaged without the consent of the ground lessor and (z) contains customary leasehold mortgagee protection rights (including, without limitation, the right to receive notice of any ground lease default, the right to cure any such default and the right to a new ground lease in favor of the leasehold mortgagee or its designee in the event that the ground lease should terminate on account of a default thereunder or for any other reason).

                  "Qualified Properties" means Properties that satisfy the following criteria: (i) Borrower or a wholly-owned Subsidiary of the Borrower shall have good title (by fee or pursuant to a Qualified Ground Lease) to such Property, free and clear of all Liens (except for the Liens permitted under Section 7.2.3), (ii) such Property shall be leased to a Taxable REIT Subsidiary directly or indirectly owned by the Borrower, (iii) such Property shall be designated a full-service property (in accordance with industry standard, as reasonably determined by Administrative Agent), (iv) such Property shall be an upscale, upper-upscale, luxury or better quality hotel, as reasonably determined by Administrative Agent, (v) such Property shall be located in the United States of America, (vi) such Property shall be operated under a nationally recognized brand by an Approved Manager (as set forth on Schedule V), (vii) such Property shall be fully operating, open to the public and not under development or redevelopment (except for routine, ordinary course renovation, maintenance and repair that does not result in the closure of more than fifteen percent (15%) of the rooms at such hotel), provided, however, that temporary closure due to force majeure events, not to exceed five (5) Business Days, shall be permitted, (viii) such Property shall have at least one-hundred and fifty (150) rooms, (ix) such Property shall be free of material structural defects or material environmental issues and (x) neither such Property nor the Property Owner thereof shall be encumbered with Permitted Mezzanine Indebtedness. "Qualified Properties" shall also include the Initial Asset Pool Properties as and to the extent provided in
Section 7.1.22(c).

                  "Quarterly Payment Date" means the last day of each March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

                  "Real Estate" means all land, buildings and improvements owned or leased by the Borrower or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

                  "Register" is defined in clause (c) of Section 10.9.1.

                  "Reimbursement Obligations" is defined in Section 2.6.3.

                  "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

                  "Required Lenders" means, at any time, Non-Defaulting Lenders having or holding two-thirds (2/3) of the sum (without duplication) of the aggregate outstanding principal amount of the Revolving Loans, the aggregate amount of the Letter of Credit Outstandings and the unfunded amount of the Revolving Loan Commitment Amount, in each case, taken as a whole, of the Non-Defaulting Lenders.

                  "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or legally binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means, with respect to any Person, its chief executive officer, its president or any vice president, managing director, chief financial officer, treasurer, controller or other officer thereof having substantially the same authority and responsibility.

                  "Restricted Subsidiary" means a Domestic Subsidiary that is prohibited, whether (i) contractually by the terms of Mortgage Indebtedness or Permitted Mezzanine Indebtedness encumbering the related Property, (ii) by the Organic Documents of such Subsidiary if such Subsidiary is not wholly-owned (directly or indirectly) by Borrower (unless such Subsidiary will realize benefits from this Facility as a result of the contribution or loan by Borrower of proceeds of Loans to such Subsidiary) or (iii) by law, (to be determined, in each case, in the discretion of the Administrative Agent unless the Borrower delivers (i) a legal opinion that such Subsidiary is so restricted and (ii) an officer's certificate to the effect that such restriction was not entered into to circumvent or otherwise avoid the requirements of Section 7.1.9), from (A) becoming a Subsidiary Guarantor, (B) pledging its interests in the Capital Stock of another Subsidiary, or (C) having its Capital Stock pledged by Borrower or another Subsidiary pursuant to the provisions hereof and of the Pledge Agreement.

                  "Revolving Loan Commitment Amount" means $120,000,000, as such amount may be (x) reduced from time to time pursuant to Section 2.2 and (y) increased from time to time pursuant to Section 2.8.

                  "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) the Stated Maturity Date;

                  (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

                  Upon the occurrence of any event described in the preceding clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

                  "Revolving Loan Commitments" means, relative to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to Section 2.1.1.

                  "Revolving Loans" is defined in Section 2.1.1.

                  "Revolving Note" means a promissory note, if any, executed by the Borrower and payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                  "S&P" means Standard & Poor's Rating Services.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Creditors" means and includes each of the Administrative Agent, the Issuer, the Lenders and each party (other than any Borrower or any Subsidiary) party to a Rate Protection Agreement or Currency Agreement to the extent such party constitutes a "Secured Creditor" under the Pledge Agreement.

                  "Security Documents" shall mean: (i) the Guarantor Pledge Agreement; (ii) the Pledge Agreement (including any supplements or Joinders thereto); (iii) an omnibus assignment of Material Agreements of the Borrower and Guarantor, (iv) the Assignment of Asset Management Services Agreement; (v) financing statements to be filed with the appropriate state and/or county offices for the perfection of a security interest in any of the Collateral or any other collateral or security for the Obligations; (vi) all other agreements, documents, and instruments evidencing, securing, or pertaining to the Obligations or any part thereof, as shall from time to time be executed and delivered by Borrower, Guarantor, or any other Person in favor of any Lender; and (vii) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

                  "Share" shall mean, for any Person, such Person's share of the assets, liabilities, revenues, income, losses, or expenses of a Subsidiary or an Unconsolidated Subsidiary based upon such Person's percentage ownership of such Subsidiary or Unconsolidated Subsidiary.

                  "Specified Default" means any Default under Section 8.1.1 or 8.1.9.

                  "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof, as such amount may be amended from time to time.

                  "Stated Expiry Date" is defined in Section 2.6.

                  "Stated Maturity Date" shall mean June __, 2007 (i.e., the three-year anniversary date of the Closing Date).

                  "Stop Issue Notice" shall mean a notice received by Issuer from the Administrative Agent, whether on its own initiative or at the direction of the Required Lenders, that one or more of the conditions specified in Article 5 are not then satisfied, or that the issuance of a Letter of Credit would violate Section 2.1.4.

                  "Subsidiary" shall mean, for any Person, any other Person in whom such first Person or a Subsidiary of such Person holds Capital Stock and whose financial results would be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person.

                  "Subsidiary Guarantor" means each Domestic Subsidiary of Borrower that is, or becomes, party to the Subsidiary Guaranty, on a joint and several basis.

                  "Subsidiary Guaranty" is defined in Section 5.1.4.

                  "Taxable REIT Subsidiary" means a Subsidiary that has elected to be treated as a "taxable REIT subsidiary under Section 856(l)(1) of the Code.

                  "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on any Lender or the Administrative Agent as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement).

                  "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits).

                  "Test Period" means, for any determination under this Agreement at any time, the four consecutive Fiscal Quarters then last ended (in each case taken as one accounting period).

                  "Total Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters, of (a) Consolidated EBITDA for such period to (b) the sum, on a consolidated basis, of
(i) Total Interest Expense for such period, plus (ii) the scheduled principal amount of all amortization payments (but not final balloon payments at maturity) for such period on all Indebtedness of the Consolidated Group (calculated on an annualized basis for periods ending on or before September 30, 2005); plus (iii) distributions on preferred partnership units payable by the Borrower for such period and distributions made by the Borrower in such period for the purpose of paying Dividends on preferred shares in Guarantor (calculated on an annualized basis for periods ending prior to September 30, 2005); plus (iv) an amount equal to the aggregate Deemed FF&E Reserves for the Consolidated Group Properties for such period; plus (v) amounts paid by or on behalf of the Consolidated Group into cash reserves as required pursuant to the terms of other Indebtedness (calculated on an annualized basis for periods ending prior to September 30, 2005).

                  "Total Interest Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of (a) Consolidated EBITDA (for such period) to (b) Total Interest Expense (for such period).

                  "Total Interest Expense" means, (a) for any period to but excluding September 30, 2005, the aggregate Proforma Cash Interest Expense for such period; and (b) for any period commencing on and after September 30, 2005, the aggregate cash interest expense of the Consolidated Group for such period, as determined in accordance with GAAP, including capitalized interest and the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding deferred financing costs and other non-cash interest expense.

                  "Total Leverage Ratio" shall mean, at any time, the ratio of:
(a) Consolidated Debt to (b) aggregate Gross Asset Value in respect of all of the Properties.

                  "Transaction" means the entering into of this Agreement and the other Loan Documents on the Closing Date and the incurrence of Loans, if any, hereunder on the Closing Date, (ii) the entering into of the CMBS Loan on the Closing Date and incurring loans thereunder on the Closing Date.

                  "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

                  "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "UCC Searches" shall mean central and local current financing statement searches from the State of Delaware and each state in which a Property is located, and such other jurisdictions as Administrative Agent may request, covering Guarantor, Borrower, and each of its Subsidiaries, together with copies of all financing statements listed in such searches.

                  "Unconsolidated Subsidiary" shall mean, for any Person, any other Person in whom such first Person holds Capital Stock and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "wholly-owned" means, with respect to any direct or indirect Subsidiary, any Subsidiary all of the outstanding Capital Stock of which is owned directly or indirectly by the Borrower.

                  Section 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document, the Disclosure Schedule, or any Borrowing Request, Issuance Request, Closing Date Certificate, solvency certificate, Lender Assignment Agreement, notice or other communications delivered from time to time in connection with this Agreement or any other Loan Document.

                  Section 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

                  Section 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document or solvency certificate, shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 5.1.5; provided, however, (i) for purposes of determining compliance with Section 7.2.4 for any Test Period ending on or before the last day of the Fiscal Quarter ending June 30, 2004, all calculations with respect to periods prior to the Closing Date shall be determined on a pro forma basis as if the Transaction had occurred on the first day of each such Test Period, and (ii) that at any time the computations determining compliance with Section 7.2 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders pursuant to Section 7.1.1, such financial statements shall be accompanied by reconciliation work-sheets. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Guarantor, Borrower and its Subsidiaries, in each case without duplication.

                                   ARTICLE II

                          REVOLVING LOAN COMMITMENT AND
                           BORROWING PROCEDURES, NOTES

                  Section 2.1 Commitments. On the terms and subject to the conditions of this Agreement (including Section 2.1.3, Section 2.1.4 and Article
V), the Lenders and the Issuer severally agree to make Credit Extensions as set forth below.

                  Section 2.1.1 Revolving Loan Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, each Lender will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Borrower to be made on such day. The Commitment of each such Lender described in this Section 2.1.1 (as the same may be increased pursuant to Section 2.8) is herein referred to as its "Revolving Loan Commitment." On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

                  Section 2.1.2 Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the tenth (10th) Business Day prior to the Revolving Loan Commitment Termination Date, the Issuer will:

                  (a) issue one or more standby letters of credit in the form customarily used by the Issuer or in such other form as requested by Borrower and approved by the Issuer (each, a "Letter of Credit") for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Stated Maturity Date and (y) one year from the date of the then current Stated Expiry Date, provided that the Issuer shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                           (i) any order, judgment or decree of any governmental
                  authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any requirement of law applicable to such Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date hereof and which such Issuer reasonably and in good faith deems material to it; or

                           (ii) such Issuer shall have received a Stop Issue
                  Notice from the Administrative Agent prior to the issuance of such Letter of Credit.

Each Letter of Credit shall be issued in Dollars and on a sight basis only.

                  Section 2.1.3 Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans and all Letter of Credit Outstandings with respect to such Lender would exceed the then existing Revolving Loan Commitment of such Lender, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings.

                  Section 2.1.4 Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed the Revolving Loan Commitment Amount; or a Lender Default known to the Issuer exists, unless the Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Issuer's risk with respect to the participation in Letter of Credit Outstandings by each Defaulting Lender, including cash collateralizing such Defaulting Lender's Percentage of Letter of Credit Outstandings in respect thereof.

                  Section 2.2 Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this
Section 2.2.

                  Section 2.2.1 Optional. The Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Borrower; provided, however, that
(a) all such reductions shall require at least three Business Day's prior written notice to the Administrative Agent and shall be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000 in excess thereof and (b) in no event shall the Borrower be permitted to cancel Commitments for which a Letter of Credit has been issued and is outstanding unless the Borrower returns (or causes to be returned) such Letter of Credit to the Issuer.

                  Section 2.2.2 Mandatory.

                  (a) The Commitment Amount shall be reduced to zero on the Revolving Loan Commitment Termination Date.

                  (b) The Commitment Amount shall be reduced (i) to $75 million in the event, at any time, that the Borrower owns not more than eight
         (8) Qualified Properties, (ii) to $50 million in the event, at any time, that the Borrower owns not more than seven (7) Qualified Properties, (iii) to $25 million in the event, at any time, that the Borrower owns not more than six (6) Qualified Properties, and (iv) to zero in the event, at any time, that the Borrower owns less than six
         (6) Qualified Properties.

                  Section 2.3 Borrowing Procedures. Revolving Loans shall be made by the Lenders in accordance with Section 2.3.1.

                  Section 2.3.1 Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 1:00 p.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one (1) Business Day's notice in the case of Base Rate Loans or three (3) Business Days' notice in the case of LIBO Rate Loans, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $3,000,000 and an integral multiple of $500,000 in excess thereof, in the case of Base Rate Loans, in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess thereof or, in either case, in the unused amount of the Revolving Loan Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Revolving Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 noon, New York City time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. Unless Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date of Borrowing, and Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender and Administrative Agent has made available same to Borrower, then Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, then Administrative Agent shall promptly notify Borrower, and Borrower shall, within five (5) Business Days, pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover from such Lender or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to the then applicable rate of interest, calculated in accordance with Section 3.2, for the respective Loans. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. No more than five (5) LIBO Rate Loans may be outstanding at any time during the term of the Loan. At any time that an Event of Default has occurred and is continuing, Borrower shall not be entitled to elect or request LIBO Rate Loans.

                  Section 2.3.2 Telephonic Notice. Without in any way limiting the obligation of Borrower to confirm in writing any telephonic notice permitted to be given hereunder, Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by Administrative Agent in good faith to be from an Authorized Officer of Borrower entitled to give telephonic notices under this Agreement on behalf of Borrower. In each such case, Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error and Borrower hereby waives the right to dispute such record.

                  Section 2.4 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 1:00 p.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (1) Business Days' notice in the case of any Revolving Loans that are to be continued as, or converted into Base Rate Loans, or three (3) Business Days' notice in the case of any Revolving Loans that are to be continued as, or converted into, LIBO Rate Loans, that all, or any portion in an aggregate minimum amount of $3,000,000 and in integral multiples of $500,000 in excess thereof, in the case of any Revolving Loans that are to be continued as, or converted into, LIBO Rate Loans, or an aggregate minimum amount of $3,000,000 and an integral multiple of $500,000 in excess thereof, in the case of any Revolving Loans that are to be continued as, or converted into, Base Rate Loans, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or continued as Base Rate Loans, or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically be continued as a LIBO Rate Loan having an Interest Period of one month); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Revolving Loans of all Lenders, and (y) if any Event of Default is in existence at the applicable time of any proposed continuation of, or conversion into, any LIBO Rate Loans, the Borrower may not elect to have a Revolving Loan converted into or continued as a LIBO Rate Loan and any outstanding LIBO Rate Loans shall be automatically converted on the last day of the current Interest Period applicable thereto into Base Rate Loans. No more than five (5) LIBO Rate Loans may be outstanding at any time during the term of the Loan. Administrative Agent shall give each Lender prompt notice of any such proposed conversion effecting any of its Loans.

                  Section 2.5 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that in no event shall the Borrower be obligated to pay to Lender any amounts pursuant to Section 4.1, 4.2, 4.3, 4.5 or
4.6 that would not have arisen but for such Lender's election pursuant to the first sentence of this Section (it being acknowledged and agreed that any change in lending office or other action taken by Lender in accordance with Section 4.7 shall not be considered to be an "election" by such Lender under this Section).

                  Section 2.6 Issuance Procedures. By delivering to the Administrative Agent and the Issuer an Issuance Request (including by way of facsimile) on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit for the account of the Borrower, that the Issuer issue an irrevocable Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer. Any standby Letter of Credit theretofore issued which contains an "evergreen" or similar automatic extension feature shall, unless the Borrower shall have notified the Issuer in writing not less than thirty (30) days' (or such shorter period as may be acceptable to the Issuer in its sole discretion or such longer period as may be required by the beneficiary of such Letter of Credit) prior to the date that such standby Letter of Credit is scheduled to be automatically extended that the Borrower desires that such standby Letter of Credit not be so extended, be automatically extended in accordance with the terms thereof subject to the Issuer's right not to so extend if the conditions precedent to the issuance of such a Letter of Credit would not be satisfied. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the fifth Business Day prior to the Stated Maturity Date and (ii) one year from the date of its issuance.

                  Section 2.6.1 Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Revolving Loans, a participation interest in such Letter of Credit (including the Contingent Obligation and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with
Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance and processing fees and other charges payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

                  Section 2.6.2 Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). The Administrative Agent shall apply all funds then on deposit with the Administrative Agent pursuant to Section 3.1.1(b)(B), Section 8.2,
Section 8.3 or Section 8.4 for the purpose of cash collateralizing the Letter of Credit Outstandings to reimburse the Issuer for any such Disbursement provided such cash collateral, after giving effect to such disbursement would not otherwise be required to be re-deposited under any such Section. Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 1:00 p.m., New York City time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit to the extent that the amounts on deposit with the Administrative Agent are insufficient to satisfy such disbursement, together with interest thereon at a rate per annum equal to the Alternate Base Rate then in effect for Base Rate Loans (with the Applicable Margin for Revolving Loans maintained as Base Rate Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Notwithstanding anything contained herein to the contrary, however, unless the Borrower shall have notified the Administrative Agent and the Issuer prior to 1:00 P.M. (New York City time) on the Business Day immediately preceding the date of such drawing that the Borrower intends to reimburse the Issuer for the amount of such drawing with funds other than the proceeds of the Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.3 to the Administrative Agent, requesting a Borrowing of Base Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing less amounts, if any, applied, or required to be applied, to reimburse the Issuer pursuant to the second sentence of this Section 2.6.2. Each Lender (other than the Issuer) shall, in accordance with Section 2.3.1, make available its pro rata share of such Borrowing to the Administrative Agent, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuer for the amount of such draw. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Lender as set forth herein upon each Disbursement of a Letter of Credit.

                  Section 2.6.3 Reimbursement Obligations. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Lender's obligation under Section 2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall preclude the right of such Lender to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct (as determined by a court of competent jurisdiction on the part of the Issuer in a final and non-appealable decision); provided, further, that, in any event, the Borrower may have a claim against the Issuer, and the Issuer may be liable to the extent (but only to the extent) of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which were caused by the Issuer's willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final and non-appealable decision or the Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a demand for payment strictly complying with the terms and conditions of such Letter of Credit.

                  Section 2.6.4 Intentionally Omitted.

                  Section 2.6.5 Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision)) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower and each Lender, and shall not put the Issuer under any resulting liability to the Borrower or any Lender, as the case may be.

                  Section 2.6.6 Certain Notifications Regarding Letters of Credit. Promptly after the issuance of, or any modification or amendment to, any standby Letter of Credit, the Issuer shall notify the Borrower and the Administrative Agent in writing of such issuance, modification or amendment. Promptly after receipt of such notice, the Administrative Agent shall notify the Lenders in writing of such issuance, modification or amendment. On the first Business Day of each week, the Issuer shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of trade Letters of Credit issued by the Issuer for the immediately preceding week.

                  Section 2.6.7 Excess Cash Collateral. Subject to Section 8.4, unless a Default or an Event of Default has occurred and is continuing, if the amount on deposit with the Administrative Agent designated for, or intended to be used for, the purpose of cash collateralizing the Letter of Credit Outstandings is in excess of the Letter of Credit Outstandings at such time and would not otherwise be required to be deposited under Section 3.1.1(b)(B),
Section 8.2, Section 8.3, or Section 8.4 (the amount of any such excess is referred to herein as the "Excess Cash Collateral"), the Administrative Agent shall promptly return to the Borrower the Excess Cash Collateral.

                  Section 2.7 Loan Accounts and Revolving Notes. All Loans under this Agreement shall be made by Lenders pro rata on the basis of their respective Revolving Loan Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder or any other breach by any other Lender of this Agreement and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  (a) The Loans made by each Lender and the Letters of Credit issued by the Issuer shall be evidenced by one or more loan accounts or records maintained by such Lender or the Issuer, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent, the Issuer and each Lender shall be conclusive absent clearly demonstrable error of the amount of the Loans made by the Lenders to, and the Letters of Credit issued by the Issuer for the account of, the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and the Reimbursement Obligations.

                  (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by (and the Borrowers agree to issue) one or more Revolving Notes, instead of or in addition to loan accounts. Each such Lender is irrevocably authorized by the Borrower to endorse on the Revolving Note(s) the date, amount and maturity of each Loan made, continued or converted by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Lender's record shall be conclusive absent clearly demonstrable error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Revolving Note to such Lender. The reasonable costs and expenses incurred in connection with the issuance of each Note shall be for the account of the Borrower.

                  Section 2.8 Additional Revolving Loan Commitments.

                  (a) So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right after the Closing Date and on or prior to 180 days prior to the Stated Maturity Date, and upon at least 15 Business Days prior written notice to the Administrative Agent (which shall promptly notify each of the Lenders), to request on up to two (2) occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Revolving Loan Commitment as a result of any such request by the Borrower, (ii) until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Additional Revolving Loan Commitment and executed and delivered to the Administrative Agent an Additional Revolving Loan Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.8 , and (y) such Additional Revolving Loan Commitment Agreement has become effective, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Additional Revolving Loan Commitment provided pursuant to this Section 2.8, (iii) any Lender (or, in the circumstances contemplated by clause
         (vi) below, any other Person which will qualify as an Eligible Assignee) may so provide an Additional Revolving Loan Commitment without the consent of any other Lender, (iv) each provision of Additional Revolving Loan Commitments on a given date pursuant to this
         Section 2.8 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vi) below, Eligible Assignees who will become Lenders)) of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Additional Revolving Loan Commitments permitted to be provided pursuant to this Section 2.8 shall not exceed the Maximum Additional Revolving Loan Commitment Amount, (vi) if after the Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Additional Revolving Loan Commitments pursuant to this Section 2.8, the Borrower has not received Additional Revolving Loan Commitments in an aggregate amount equal to that amount of the Additional Revolving Loan Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower as provided below) then the Borrower may request Additional

         Revolving Loan Commitments from Persons reasonably acceptable to the Administrative Agent and the Issuer which would qualify as Eligible Assignees hereunder in an aggregate amount equal to such deficiency on terms which are no more favorable to such Eligible Assignee in any respect than the terms offered to the Lenders, provided that any such Additional Revolving Loan Commitments provided by any such Eligible Assignee which is not already a Lender shall be in a minimum amount (for such Eligible Assignee) of at least $5,000,000.

                  (b) In connection with the Additional Revolving Loan Commitments to be provided pursuant to this Section 2.8, (i) the Borrower, the Administrative Agent and each such Lender or other Eligible Assignee (each, an "Additional Revolving Loan Lender") which agrees to provide an Additional Revolving Loan Commitment shall execute and deliver to the Administrative Agent an Additional Revolving Loan Commitment Agreement substantially in the form of Exhibit K (appropriately completed), with the effectiveness of such Additional Revolving Loan Lender's Additional Revolving Loan Commitment to occur upon delivery of such Additional Revolving Loan Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith (including, without limitation, any fees owing to the Administrative Agent) and the satisfaction of the other conditions in this Section 2.8(b) to the reasonable satisfaction of the Administrative Agent, (ii) the Additional Loan Commitment Requirements and any other conditions precedent agreed to by the Borrower that may be set forth in the respective Additional Revolving Loan Commitment Agreement shall have been satisfied, and (iii) if requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Closing Date pursuant to
         Section 5.1.11 as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Additional Revolving Loan Commitment Agreement, and at such time (i) the Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Revolving Loan Commitments, (ii) Annex I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Additional Revolving Loan Lender, Revolving Notes will be issued at the Borrower's expense, to such Additional Revolving Loan Lender, to be in conformity with the requirements of
         Section 2.7 (with appropriate modification) to the extent needed to reflect the Additional Revolving Loan Commitment made by such Additional Revolving Loan Lender.

                  (c) In connection with any provision of Additional Revolving Loan Commitments pursuant to this Section 2.8, the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, (i) the Borrower shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Loans and incur additional Revolving Loans or (y) take such other actions as may be reasonably required by the Administrative Agent (including by requiring new Revolving Loans to be incurred and added to then outstanding Borrowings of the respective such Loans, even though as a result thereof such new Loans may have a shorter Interest Period than the then outstanding Borrowings of the respective such Loans), in each case to the extent necessary so that all of the Additional Revolving Loan Lenders effectively participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their Percentages (determined after giving effect to any increase in the Revolving Loan Commitment pursuant to this Section 2.8) pro rata on the basis of their Percentages (determined after giving effect to any increase in the Revolving Loan Commitment pursuant to this Section 2.8), (ii) the Borrower shall pay to the respective Lenders any costs of the type referred to in Section 4.5 in connection with any repayment and/or Borrowing required pursuant to preceding clause (i), and (iii) to the extent Revolving Loans are to be so incurred or added to the then outstanding Borrowings of the respective such Loans which are maintained as LIBO Rate Loans, the Lenders that have made such Loans shall be entitled to receive from the Borrower such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto). All determinations by any Lender pursuant to clause (ii) above shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

                  Section 3.1 Repayments and Prepayments; Application.

                  Section 3.1.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of all Loans on the Stated Maturity Date. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                  (a) Voluntary Prepayments. From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loans, provided that

                           (A) any such prepayment of the Revolving Loans shall
                  be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                           (B) all such voluntary prepayments shall require at
                  least one (1) Business Days' prior written notice to the Administrative Agent; and

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

                           (C) all such voluntary partial prepayments shall be,
                  in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 in excess thereof and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof (or, if less in either case, in the remaining outstanding principal amount thereof).

                  (b) Exceeding Commitment Amounts.

                           (A) On each date when the aggregate outstanding
                  principal amount of all Revolving Loans and Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may, from time to time, be reduced including pursuant to
                  Section 2.2 or increased pursuant to Section 2.8), the Borrower shall make a mandatory prepayment of the Revolving Loans in an aggregate amount equal to the amount by which the Revolving Loans and Letter of Credit Outstandings exceed the then Revolving Loan Commitment Amount.

                           (B) On each date when the aggregate amount of all
                  Letter of Credit Outstandings exceeds the Letter of Credit Commitment Amount (as it may be reduced from time to time, including pursuant to Section 2.2), the Borrower shall give cash collateral to the Administrative Agent, pursuant to
                  Section 8.4 hereof, to collateralize Letter of Credit Outstandings in an aggregate amount (taking into account any amounts then on deposit in the Letter of Credit Collateral Account) equal to such excess.

                  (c) Acceleration of Maturity. Immediately upon any acceleration of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.5. No prepayment of principal of any Revolving Loans pursuant to clause (a) or (b) of this Section shall cause a reduction in the Revolving Loan Commitment Amount.

                  Section 3.1.2 Application. Each prepayment or repayment of the principal of the Revolving Loans shall be applied, to the extent of such prepayment or repayment, as the Borrower shall direct (and in the absence of such direction, shall be applied first, to the principal amount thereof being maintained as Base Rate Loans, second to the principal amount thereof being maintained as LIBO Rate loans with respect to which the rate of such prepayment or repayment is the last day of the Interest Period applicable thereto and third, to the principal amount thereof being maintained as LIBO Rate Loans with the shortest Interest Periods remaining); provided, that prepayments or repayments of LIBO Rate Loans not made on the last day of the Interest Period with respect thereto, shall be prepaid or repaid subject to the provisions of
Section 4.5 (together with a payment of all accrued interest).

                  Section 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

                  Section 3.2.1 Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin.

                  All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan. All Base Rate Loans shall bear interest from and including the day they are made to and excluding the day they are repaid or converted into LIBO Rate Loans.

                  Section 3.2.2 Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration, an Event of Default or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before the entry of judgment thereon) on such amounts at a rate per annum equal to (x) in the case of overdue principal and interest the rate which is 4% in excess of the rate then borne by the applicable Loans, and (y) in the case of all other overdue amounts, the rate which is 4% in excess of the rate applicable to Base Rate Loans from time to time. Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

                  Section 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, in arrears on each Monthly Payment Date occurring after the Closing Date;

                  (d) with respect to LIBO Rate Loans, in arrears on the last day of each applicable Interest Period;

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c) above, on the date of such conversion; and

                  (f) on that portion of any Loans which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

                  Section 3.3 Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

                  Section 3.3.1 Revolving Loan Unused Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, an unused fee at a rate per annum equal to 0.50%, in each case on such Lender's Percentage of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). All unused fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, and on the Revolving Loan Commitment Termination Date.

                  Section 3.3.2 Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Fee Letter.

                  Section 3.3.3 Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Lender, a Letter of Credit fee for each Letter of Credit in an amount equal to a rate per annum equal to 3.75% on the Stated Amount of each such Letter of Credit, with such fees being payable in arrears on each Monthly Payment Date. The Borrower further agrees to pay to the Issuer, for its own account, (x) monthly in arrears payable on each Monthly Payment Date for each Letter of Credit issued by it, a facing fee at a rate per annum equal to 1/4 of 1% multiplied by the Stated Amount of each such Letter of Credit, and (y) from time to time promptly after demand, the normal issuance, payment, amendment and other processing fees, and other standard administrative costs and charges of the Issuer relating to Letters of Credit as from time to time in effect.

                  Section 3.3.4 Additional Revolving Loan Commitment Fees. The Borrower shall pay to the Administrative Agent for distribution to each Additional Revolving Loan Lender such fees and other amounts, if any, as are specified in the relevant Additional Revolving Loan Commitment Agreement, with the fees and other amounts, if any, to be payable on the effective date of the respective Additional Revolving Loan Commitment.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

                  Section 4.1 LIBO Rate Lending Unlawful. If any Lender shall reasonably determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Revolving Loan as, or to convert any Revolving Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or maintain or to convert any Revolving Loan into, a LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Each Lender agrees to promptly give notice to the Administrative Agent and the Borrower when the circumstances causing such suspension cease to exist.

                  Section 4.2 Deposits Unavailable. If the Required Lenders shall have reasonably determined that (a) Dollar deposits in the relevant amount and for the relevant Interest Period are neither available to such Required Lenders in the eurodollar market nor available to them in their respective relevant markets, or (b) by reason of circumstances affecting the eurodollar market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Revolving Loans as, or to convert any Revolving Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist. Upon receipt of notice from the Administrative Agent that the Required Lenders are unable to determine the LIBO Rate, the Borrower may revoke any Borrowing Request or Continuation/Conversion Notice then submitted by it. If the Borrower does not revoke such Borrowing Request or Conversion/Continuation Notice, the Lenders shall make, convert or continue the Revolving Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Revolving Loans shall be made, converted or continued as Base Rate Loans instead of LIBO Rate Loans. The Administrative Agent agrees to give prompt notice to the Borrower and the Lenders when it ascertains that the circumstances causing such suspension cease to exist.

                  Section 4.3 Change of Circumstances. If, after the Closing Date, the introduction of or any change in or in the interpretation of, or any change in the application of, any law or any regulation (including Regulation D of the Board) or guideline issued by any central bank or other Governmental Authority (whether or not having the force of law), or by the NAIC or any other comparable agency charged with the interpretation or administration thereof or including any reserve or special deposit requirement or any tax (other than Taxes covered by Section 4.6 and taxes on a Lender's overall net income) or any capital requirement, has, due to a Lender's compliance the effect, directly or indirectly, of (i) increasing the cost to such Lender or any corporation controlling such Lender of performing its obligations hereunder (including the making, continuing or maintaining of any Revolving Loans as or converting any Revolving Loans into, LIBO Rate Loans); (ii) reducing any amount received or receivable by such Lender or any corporation controlling such Lender hereunder or its effective return hereunder or on its capital; or (iii) causing such Lender or any corporation controlling such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then upon demand of such Lender to the Borrower through the Administrative Agent, accompanied by written notice showing in reasonable detail the basis for calculation of any such amounts, from time to time, the Borrower shall be obligated to pay such amounts and shall compensate such Lender promptly after receipt of such notice and demand for any such cost, reduction, payment or foregone return. Any certificate of Lender in respect of the foregoing will be conclusive and binding upon the Borrower, except for clearly demonstrable error.

                  Section 4.4 Replacement of Lender. If (a) the Borrower receives notice from any Lender requesting increased costs or additional amounts under Section 4.3 or 4.6, (b) any Lender is affected in the manner described in
Section 4.1 or (c) a Lender becomes a Defaulting Lender, then in each case, the Borrower shall have the right, so long as no Event of Default shall have occurred and be continuing and unless, in the case of clause (a) above, such Lender has removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Section 4.3 or
4.6 in respect of such conditions, to replace in its entirety such Lender (the "Replaced Lender"), upon prior written notice to the Administrative Agent and such Replaced Lender, with one or more other Eligible Assignee(s) (collectively, the "Replacement Lender") acceptable to the Administrative Agent and the Issuer (which acceptance, in each case, shall not be unreasonably withheld); provided, however, that, at the time of any replacement pursuant to this Section 4.4, the Replaced Lender and the Replacement Lender shall enter into (each Replaced Lender hereby unconditionally agreeing to enter into) one or more Lender Assignment Agreements (appropriately completed), pursuant to which (A) the Replacement Lender shall acquire all of the Commitments and outstanding Revolving Loans of, and participations in Letter of Credit Outstandings of, the Replaced Lender and, in connection therewith, shall pay (x) to the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (2) an amount equal to all accrued but theretofore unpaid fees owing to the Replaced Lender pursuant to Section 3.3 and (y) to the Issuer, an amount equal to any portion of the Replaced Lender's funding of an unpaid drawing under a Letter of Credit as to which the Replaced Lender is then in default; and (B) the Borrower shall pay to the Replaced Lender any other amounts payable to the Replaced Lender under this Agreement (including amounts payable under Sections 4.3, 4.5 and 4.6 which have accrued to the date of such replacement). Upon the execution of the Lender Assignment Agreement(s), the payment to the Administrative Agent of the processing fee referred to in clause (a) of Section 10.9.1, the payment of the amounts referred to in the preceding sentence and, if so requested by the Replacement Lender in accordance with clause (b) of Section 10.9.1, delivery to the Replacement Lender of a Revolving Note executed by the Borrower, the Replacement Lender shall automatically become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. It is understood and agreed that if any Replaced Lender shall fail to enter into a Lender Assignment Agreement in accordance with the foregoing, it shall be deemed to have entered into such a Lender Assignment Agreement.

                  Section 4.5 Funding Losses. In the event any Lender shall reasonably incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Revolving Loan as, or to convert any portion of the principal amount of any Revolving Loan into, a LIBO Rate Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, or (b) any Revolving Loans not being made or continued as, or converted into, LIBO Rate Loans as a result of a withdrawn or revoked Borrowing Request or Continuation/Conversion Notice or for any other reason (other than a default by such Lender or the Administrative Agent), then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, promptly after its receipt thereof and prior to the expiration of the applicable Interest Period, pay to the Administrative Agent for the account of such Lender such amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert or failure to continue, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBO Rate Loan. Such written notice (which shall set forth in reasonable detail the basis for requesting such amount and include calculations in reasonable detail in support thereof) shall, in the absence of clearly demonstrable error, be conclusive and binding on the Borrower.

                  Section 4.6 Taxes.

                  (a) Any and all payments by the Borrower to each Lender and the Administrative Agent under this Agreement and under any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes and any and all interest, penalties, or similar liabilities with respect to such Taxes. In addition, the Borrower shall pay all Other Taxes to the relevant taxing authority or other authority in accordance with applicable law.

                  (b) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                           (i) the sum payable shall be increased as necessary
                  so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrower shall make such deductions and
                  withholdings; and

                           (iii) the Borrower shall pay the full amount deducted
                  or withheld to the relevant taxing authority or other authority in accordance with applicable law and shall as promptly as possible thereafter send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original receipt (or other written evidence) showing payment thereof.

                  (c) The Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of (i) Taxes and (ii) Other Taxes that are payable by such Lender or the Administrative Agent and any penalties, interest, additions to tax, expenses or other similar liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 45 days after the date such Lender or the Administrative Agent makes written demand therefor.

                  (d) Each Lender that is a U.S. Person (as such term is defined in Section 7701(a)(30) of the Code) (a "U.S. Lender") shall:



                           (i) deliver to the Borrower and the Administrative
                  Agent, prior to the first day on which the Borrower is required to make any payments hereunder to Lender, two copies of United States Internal Revenue Service Form W-9 (or successor forms). Each U.S. Lender that shall become a Participant pursuant to Section 10.9.2 or a Lender pursuant to
                  Section 10.9.1 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 4.6(d), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased; and

                           (ii) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form of certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower.

                  (e) Each Lender that is not a U.S. Person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") shall:

                           (i) deliver to the Borrower and the Administrative
                  Agent, prior to the first day on which the Borrower is required to make any payments hereunder to Lender, two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI (or successor forms) or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN (with respect to the portfolio interest exemption), a certificate representing that such Non-U.S. Lender (x) is not a bank for purposes of Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Agency, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (z) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement;

                           (ii) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form of certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such extensions of time for filing and
                  completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Non-U.S. Lender that shall become a Participant pursuant to Section 10.9.2 or a Lender pursuant to
Section 10.9.1 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this
Section 4.6(e), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  (f) Notwithstanding anything to the contrary herein, the Borrower shall not be required to indemnify any U.S. Lender or the Administrative Agent, or to pay any additional amounts to such U.S. Lender or the Administrative Agent pursuant to this Section 4.6 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such U.S. Lender to comply with the provisions of clause (d) above.

                  (g) Notwithstanding anything to the contrary herein the Borrower shall not be required to indemnify any Non-U.S. Lender or the Administrative Agent, or to pay any additional amounts to such Non-U.S. Lender or the Administrative Agent, in respect of U.S. Federal withholding tax pursuant to this Section 4.6 above to the extent that
         (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder) or as of the date such Non-U.S. Lender changes its applicable lending office; provided, however, that this clause (i) shall not apply to the extent that (x) in the case of an assignee Lender or a Participant or a change in the Lender's applicable lending office, the indemnity payments or additional amounts Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation, transfer or change in lending office would have been entitled to receive in the absence of such assignment, participation, transfer or change in lending office, or (y) such assignment, participation, transfer or change in lending office had been requested by the Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of clause (e) above or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to clause (e) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

                  (h) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable (to the extent such Lender or the Administrative Agent reasonably determines in good faith that it will not suffer any adverse effect as a result thereof), shall, subject to clause (i) of the proviso in the immediately succeeding sentence, cooperate with the Borrower in challenging such Taxes at the Borrower's expense if so requested by the Borrower in writing. If any Lender or the Administrative Agent, as applicable, receives a refund of, or a credit relating to a Tax for which a payment has been made or borne by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment, then such Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as such Lender or the Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment by or borne by the Borrower had not been required; provided, however, that (i) any Lender or the Administrative Agent may determine, in its reasonable discretion consistent with the policies of such Lender or the Administrative Agent, whether to seek a refund and (ii) any Taxes that are imposed on a Lender or the Administrative Agent as a result of a disallowance or reduction of any refund with respect to which such Lender or the Administrative Agent has made a payment to the Borrower pursuant to this clause (h) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender or the Administrative Agent pursuant to this Section 4.6. Neither the Lenders nor the Administrative Agent shall be obliged to disclose information regarding its tax affairs or computations to the Borrower in connection with this clause (h) or any other provision of this Section 4.6.

                  (i) Promptly after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to each Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

                  Section 4.7 Change of Lending Office. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would give rise to the operation of Section 4.1, 4.3, 4.6(a), 4.6(b) or 4.6(c) with respect to such Lender, it will exercise commercially reasonable efforts to make, fund or maintain the affected Revolving Loans of such Lender through another lending office and to take such other actions as it deems appropriate to remove or lessen the impact of such condition and if, as determined by such Lender in its discretion, the making, funding or maintaining of such affected Revolving Loans through such other lending office or the taking of such other actions would not otherwise adversely affect such Revolving Loans or such Lender and would not, in such Lender's discretion, be commercially unreasonable. Nothing in this Section 4.7 shall affect or postpone any of the Obligations of the Borrower or the right of any Lender provided in
Section 4.1, 4.3, 4.6(b) or 4.6(c).

                  Section 4.8 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after 2:00 p.m., New York City time, on such due date shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All computations of interest for LIBO Rate Loans and Base Rate Loans (calculated at the Federal Funds Rate), and all computations of letter of credit fees and issuance fees pursuant to Section 3.3.3, in each case shall be made on the basis of a 360-day year and actual days elapsed, and, with respect to LIBO Rate Loans, on the expiration of the applicable LIBO contract. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

                  Section 4.9 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to a fraction having a numerator of (a) the amount of such selling Lender's required repayment to the purchasing Lender and a denominator of (b) total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

                  Section 4.10 Setoff. Each Lender shall, if the Loans have been accelerated or otherwise have become due and payable or upon the occurrence and during the continuance of any Event of Default described in Section 8.1.1 or in clauses (a)

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
through (e) of Section 8.1.9 with respect to the Borrower or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, without prior notice to the Borrower (any such notice being waived by the Borrower to the fullest extent permitted by law), have the right to appropriate and apply to the payment of the Obligations then due or owing to it, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.9. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

                                   ARTICLE V
           CONDITIONS TO EFFECTIVENESS AND TO FUTURE CREDIT EXTENSIONS

                  Section 5.1 Conditions Precedent to Making of Loans and the Issuance of Letters of Credit. The obligations of the Lenders to make any Loans and the obligations of the Issuer to issue any Letter of Credit shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 5.1, in Section 5.2 and in Section 10.6 on or before the Closing Date.

                  Section 5.1.1 Resolutions, etc. The Administrative Agent shall have received from the Borrower, Guarantor and Subsidiary Guarantor, as applicable, (i) good standing certificates for each such Person from the Secretary of State (or similar applicable Governmental Authority) of such Person's state of incorporation and each state where the Borrower or such , as the case may be, is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated a date reasonably close to the Closing Date, (ii) a chart depicting the ownership structure for the Borrower, Guarantor and their Subsidiaries and (iii) a certificate, dated the Closing Date and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, as to

                  (a) resolutions of each such Person's Board of Directors then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of this Agreement, the Notes, each other Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document to be executed by such Person; and

                  (c) each Organic Document of such Person, upon which certificates the Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of any such Person canceling or amending the prior certificate of such Person.

                  Section 5.1.2 Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties in all material respects of the Borrower made as of such date and under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and such certificate shall specify that none of such documents or agreements have been modified except as set forth in such certificate.

                  Section 5.1.3 Pledge Agreement. The Borrower and each other pledgor under the Pledge Agreement shall have duly authorized, executed and delivered to the Administrative Agent the Pledge Agreement substantially in the form of Exhibit G-1 hereto (as modified, supplemented or amended from time to time, the "Pledge Agreement"), and shall have delivered to the Administrative Agent all of the certificated Pledge Agreement Collateral referred to therein (to the extent required to be pledged by the Pledge Agreement), together with duly executed and undated stock powers, or, if any Pledge Agreement Collateral are uncertificated securities, confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders in accordance with Article 8 of the Uniform Commercial Code, as in effect in the State of New York, and all laws otherwise applicable to the perfection of the pledge of such shares; and the Administrative Agent and its counsel shall be satisfied that:

                           (i) the Lien granted to the Administrative Agent, for
                  the benefit of the Secured Creditors, in the Pledge Agreement Collateral is a first priority security interest; and

                           (ii) no Lien exists on any of the Pledge Agreement
                  Collateral other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Creditors, pursuant to the Pledge Agreement.

                  Section 5.1.4 Guaranty. The Guarantor shall have duly authorized, executed and delivered to the Administrative Agent the Guaranty in the form of Exhibit H-1 hereto (as modified, supplemented or amended from time to time, the "Guaranty"), and the Guaranty shall be in full force and effect. Each Subsidiary Guarantor shall have duly authorized, executed and delivered to the Administrative Agent the Subsidiary Guaranty in the form of Exhibit H-2 hereto (as modified, supplemented or amended from time to time, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

                  Section 5.1.5 Financial Information, etc. The Administrative Agent shall have received copies of the financial information set forth in the S-11 of Guarantor. In addition Administrative Agent shall have received evidence of pro forma financial covenant compliance with the covenants set forth in
Section 7.2.4.

                  Section 5.1.6 Intentionally Omitted.

                  Section 5.1.7 Intentionally Omitted.

                  Section 5.1.8 Litigation. There shall exist no pending or threatened action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality which (x) purports to affect the consummation of the Transaction or the legality or validity of this Agreement or any other Loan Document or (y) could reasonably be expected to have a Material Adverse Effect.

                  Section 5.1.9 No Material Adverse Effect. On or prior to the Closing Date, in the determination of the Administrative Agent, no Material Adverse Effect shall have occurred; and neither Administrative Agent nor the Lenders shall have become aware of any facts, conditions or other information not previously known to it which could reasonably be expected to have a Material Adverse Effect.

                  Section 5.1.10 Approvals. All governmental and third party approvals necessary in connection with the Transaction and all governmental approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and shall be in full force and effect except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all applicable waiting periods, if any, shall have expired without any action being taken or threatened by any competent authority which could restrain, prevent or otherwise impose materially adverse conditions on the Transaction or the financing thereof.

                  Section 5.1.11 Opinions of Counsel. The Administrative Agent shall have received opinions, each dated the Closing Date and addressed to the Administrative Agent, each Lender and the Issuer, from Sullivan and Cromwell, LLP, each as special counsel to the Borrower and Guarantor, in form and substance reasonably satisfactory to the Administrative Agent.

                  Section 5.1.12 Projections; Solvency Certificate. On or prior to the Initial Borrowing Date, there shall have been delivered to the Lenders:

                  (a) projected financial and cash flow statements for the Consolidated Group for the period from the Closing Date to and including at least December 31, 2007 (the "Projections"), which Projections shall reflect the forecasted financial condition, income and expenses and cash flows of the Consolidated Group after giving effect to the Transaction; and

                  (b) a solvency certificate as to the Borrower and its Subsidiaries, taken as a whole, from the chief financial officer or treasurer of the Borrower, substantially in the form of Exhibit I hereto, addressed to the Administrative Agent and the Lenders and dated the Closing Date.

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

                  Section 5.1.13 Diligence. Administrative Agent shall have received the following due diligence materials for the Initial Asset Pool: (i) the Initial Asset Pool Appraisals, (ii) summaries of Insurance Policies together with certificates evidencing coverage, and (iii) UCC Searches, in form and substance acceptable to Administrative Agent.

                  Section 5.1.14 Closing Fees, Expenses, etc. The Administrative Agent shall have received evidence of payment by the Borrower of (or a draw request with respect to) all accrued and unpaid fees, costs and expenses to the extent then due and payable under this Agreement on the Closing Date, together with all reasonable legal costs and expenses of the Administrative Agent to the extent invoiced prior to or on the Closing Date, including any such fees, costs and expenses arising under or referenced in Sections 3.3 and 10.3.

                  Section 5.1.15 CMBS Loan. The funding of the CMBS Loan shall have occurred resulting in gross proceeds of no more than $420,000,000.00.

                  Section 5.1.16 IPO. The IPO of Guarantor shall have occurred.

                  Section 5.1.17 Execution of Agreement; Notes. On or prior to the Closing Date, there shall have been delivered to the Administrative Agent for the account of each of the Lenders (i) the appropriate Revolving Notes executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein, and (ii) duly executed copies of each Loan Document.

                  Section 5.1.18 Guarantor Pledge Agreement. The Guarantor shall have duly authorized, executed and delivered to the Administrative Agent the Guarantor Pledge Agreement substantially in the form of Exhibit G-2 hereto (as modified, supplemented or amended from time to time, the "Guarantor Pledge Agreement"), and shall have delivered to the Administrative Agent all of the certificated Guarantor Pledge Agreement Collateral referred to therein (to the extent required to be pledged by the Guarantor Pledge Agreement), together with duly executed and undated stock powers, or, if any Guarantor Pledge Agreement Collateral are uncertificated securities, confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders in accordance with Article 8 of the Uniform Commercial Code, as in effect in the State of New York, and all laws otherwise applicable to the perfection of the pledge of such shares; and the Administrative Agent and its counsel shall be satisfied that:

                           (i) the Lien granted to the Administrative Agent, for
                  the benefit of the Secured Creditors, in the Guarantor Pledge Agreement Collateral is a first priority security interest; and

                           (ii) no Lien exists on any of the Guarantor Pledge
                  Agreement Collateral other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Creditors, pursuant to the Guarantor Pledge Agreement.

                  Section 5.2 All Credit Extensions. The obligation of each Lender and the Issuer to make any Credit Extension shall be subject to Sections
2.1.3 and 2.1.4 and the satisfaction of each of the conditions precedent set forth in this Section 5.2.

                  Section 5.2.1 Representations and Warranties, No Default, etc. Both before and after giving effect to any Credit Extension:

                  (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (b) no Default or Event of Default shall have then occurred and be continuing;

                  (c) the occurrence of the respective Credit Extension on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently and no litigation shall be pending or threatened, which in the good faith judgment of Administrative Agent or the Required Lenders would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the respective Credit Extension or any member of the Consolidated Group's obligations with respect thereto; and

                  (d) Administrative Agent shall have received a Borrowing Request or an Issuance Request in the form attached as Exhibit B-1 and Exhibit B-2.

                  Section 5.2.2 Credit Extension Request, etc. Subject to
Section 2.6.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions set forth in clauses (a) and (b) of Section 5.2.1 have been satisfied.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders, the Issuer and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Administrative Agent, the Issuer and each Lender as set forth in this Article VI.

                  Section 6.1 Organization, etc. Each of Guarantor, Borrower and, in the case of each other member of the Consolidated Group except where failure could not reasonably be expected to have a Material Adverse Effect:

                  (a) is a corporation, limited liability company, or partnership, as the case may be, validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization;

                  (b) is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership, as the case may be, in each jurisdiction where the nature of its business requires such qualification; and

                  (c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

                  Section 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, the execution, delivery and performance by Guarantor and Subsidiary Guarantor of each Loan Document executed or to be executed by it, the granting of the Liens contemplated by the Security Documents and the Borrower's, and each Subsidiary Guarantor's or Guarantor's participation in the consummation of all aspects of the transactions contemplated hereby, are in each case within each such Person's corporate, limited liability company or partnership powers, as the case may be, have been duly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, and do not

                  (a) contravene any such Person's Organic Documents;

                  (b) contravene any material contractual restriction binding on or affecting any such Person or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which the Borrower or any of the Subsidiaries or Guarantor is a party or by which it or any of its property or assets is bound;

                  (c) contravene (i) any court decree or order binding on or affecting any such Person or (ii) any law or governmental regulation binding on or affecting any such Person; or

                  (d) result in, or require the creation or imposition of, any Lien on any of such Person's material properties (except as permitted by this Agreement).

                  Section 6.3 Government Approval, Regulation, etc. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or regulatory body or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect and other than those, singly or in the aggregate, with respect to which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect) is necessary or required for the consummation of the transactions contemplated hereby or the due execution, delivery or performance by, or to make enforceable against, the Borrower, Guarantor or Subsidiary Guarantor, the Notes or any other Loan Document to which it is a party or the granting of the Liens contemplated by the Security Documents. Neither the Borrower nor any Subsidiary nor Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries nor Guarantor is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

                  Section 6.4 Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document, executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each other Loan Document executed pursuant hereto by each Subsidiary Guarantor or Guarantor will, on the due execution and delivery thereof by such Subsidiary Guarantor or Guarantor, constitute the legal, valid and binding obligation of such Subsidiary Guarantor or Guarantor enforceable against such Subsidiary Guarantor or Guarantor in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

                  Section 6.5 Financial Information.

                  (a) The financial statements furnished to the Administrative Agent and the Lenders pursuant to Section 5.1.5 have been prepared in accordance with GAAP consistently applied, except as otherwise expressly noted therein, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity, earnings and cash flow and all other financial information of each member of the Consolidated Group and the Unconsolidated Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, except as otherwise expressly noted therein, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

                  (b) On and as of the Closing Date, after giving effect to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower and Guarantor in connection therewith, (a) the sum of the assets, at a fair valuation, of the Guarantor and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis will exceed their respective debts; (b) Guarantor and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) the Guarantor and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis will have sufficient capital with which to conduct their respective businesses. For purposes of this
         Section 6.5(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (c) Except as disclosed in the financial statements delivered pursuant to Section 6.5(a) or in item 6.5(c) of the Disclosure Schedule and the Indebtedness incurred in connection with the Commitments, there were as of the Closing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, has had or could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements delivered pursuant to Section 6.5(a) which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  (d) On and as of the Closing Date, the Projections have been prepared in good faith and are based on assumptions believed by Borrower to be reasonable and attainable under the then known facts and circumstances, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which knowingly fail to take into account material information regarding the matters reported therein; it being understood, however, that nothing contained herein shall constitute a representation that the results forecasted in such Projections will in fact be achieved.

                  Section 6.6 No Material Adverse Effect. Since the Closing Date, there has been no change in the business, assets, operations, properties, prospects or financial condition of the Consolidated Group that, either individually or in the aggregate, has had, or could reasonably have, a Material Adverse Effect.

                  Section 6.7 Litigation, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or controversy affecting the Borrower or any of its Subsidiaries or Guarantor, or any of their respective Properties, businesses, assets or revenues, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  Section 6.8 Subsidiaries. The Borrower has no Subsidiaries, except (i) those Subsidiaries existing on the Closing Date which are identified in Item 6.8 of the Disclosure Schedule or (ii) those Subsidiaries which have been identified to the Administrative Agent pursuant to Section 7.1.9 hereof.

                  Section 6.9 Ownership of Properties. The Borrower or, as applicable, each Property Owner, has good title, or leasehold interests in, or indirect ownership of, all of its Properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3 and except where the failure to have such good title or leasehold interests could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  Section 6.10 Taxes. The members of the Consolidated Group and all other Persons with whom the members of the Consolidated Group join in the filing of a consolidated return have filed all Federal income tax returns and other material tax returns and reports, domestic and foreign, required by law to have been filed, and have paid all material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those not yet delinquent or those which are being diligently contested in good faith and for which adequate reserves have been established (in the good faith judgment of the Borrower) in accordance with GAAP. The members of the Consolidated Group and each such other Person with whom the members of the Consolidated Group join in the filing of a consolidated return have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of all such material taxes, assessments, fees and charges relating to all prior taxable years and the current taxable year of the members of the Consolidated Group and each such other Person with whom the members of the Consolidated Group join in the filing of a consolidated return. To the best knowledge of the Borrower, there is no proposed tax assessment against the members of the Consolidated Group or any such other Person with whom the members of the Consolidated Group join in the filing of a consolidated return that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  Section 6.11 ERISA Compliance.

                  (a) Each Plan is in compliance in all material respects with the terms thereof and the applicable provisions of ERISA, the Code and other federal or state law except to the extent that failure to comply could not result, either individually or in the aggregate, in an amount of liability that could reasonably be expected to have a Material Adverse Effect. The Borrower and each ERISA Affiliate have made all required contributions to each Plan, except to the extent that a failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code or Section 302 of ERISA has been made with respect to any Plan subject to either such Section of the Code or ERISA.

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                  (b) There are no pending or, to the best knowledge of
         Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which has resulted or could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an amount which could reasonably be expected to have a Material Adverse Effect if such Pension Plan were then terminated; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  Section 6.12 Compliance with Environmental Laws. The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

                  (a) neither the Borrower nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (b) to the best of the Borrower's knowledge, after due inquiry, there are no environmental, health or safety conditions existing or reasonably expected to exist at any real property owned, operated, leased or used by the Borrower or any of its existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by the Borrower or its existing or former Subsidiaries for wastes treatment or disposal, which could reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the Stated Maturity Date in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                  (c) neither the Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned Real Estate or facility relating to its business in a manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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                  Section 6.13 Regulations T, U and X. Neither the Borrower nor
any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no use of any proceeds of any Credit Extensions will violate F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

                  Section 6.14 Accuracy of Information. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Consolidated Group in writing to the Administrative Agent, the Issuer or any Lender on or before the Closing Date (including (i) the Confidential Memorandum and (ii) all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and complete in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this clause (a), such factual information shall not include projections and pro forma financial information.

                  Section 6.15 REIT. Guarantor is qualified as a REIT and its proposed methods of operation will enable it to continue to be so qualified.

                  Section 6.16 No Bankruptcy Filing. None of the members of the Consolidated Group are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against any Guarantor or Subsidiary, except for any such filing or liquidation after the date hereof which would not constitute an Event of Default hereunder and regarding which the Administrative Agent has received written notice.

                  Section 6.17 Use of Proceeds. The proceeds of all Loans shall be used by the Borrower and its Subsidiaries, subject to the other restrictions set forth in this Agreement, for their working capital and general corporate, partnership or limited liability company purposes. None of the proceeds of any Loan will be used for the purpose of issuing Dividends to the Guarantor or other persons with equity interests in the Borrower; however, Dividends otherwise permitted hereunder shall not be restricted by the foregoing. Each Letter of Credit may be used in support of any purpose not prohibited by this Agreement or the other Loan Documents.

                  Section 6.18 Other Debt. No member of the Consolidated Group is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, or lease to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

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                  Section 6.19 Security Interests. Once executed and delivered, and until terminated in accordance with the terms thereof, the Pledge Agreement and the Guarantor Pledge Agreement create, as security for the obligations purported to be secured thereby, a valid and enforceable first priority Lien on all of the Pledge Agreement Collateral and Guarantor Pledge Agreement Collateral subject thereto from time to time, superior to and prior to the rights of all third Persons in favor of the Administrative Agent, for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under the Pledge Agreement and the Guarantor Pledge Agreement except for such filings as have been made, or provided for to the satisfaction of Administrative Agent, at the time of the execution and delivery thereof.

                  Section 6.20 Material Agreements. Each management agreement and each Material Agreement are in full force and effect, and no terminating event, default, or failure or performance has accrued thereunder except where such terminating event, default, or failure of performance could not reasonably be expected to have a Material Adverse Effect. The Material Agreements furnished to Administrative Agent constitute all Material Agreements of the Borrower and Guarantor as of the Closing Date. No party to any management agreement or any Material Agreement has challenged or denied the validity or enforceability of any such agreement. The Borrower shall promptly furnish to Administrative Agent copies of all Material Agreements of the Borrower or the Guarantor entered into after the Closing Date.

                  Section 6.21 Office of Foreign Asset Control. Neither Borrower nor Guarantor shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC List) that prohibits or limits any Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower and/or Guarantor, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by the Administrative Agent at any time to enable the Administrative Agent to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. ss. 5318 (the "Patriot Act"). In addition, Borrower hereby agrees to provide Administrative Agent with any additional information that Administrative Agent deems reasonably necessary from time to time in order to ensure compliance with all legal requirements concerning money laundering and similar activities.

                  Section 6.22 Labor Relations. None of Guarantor, Borrower, nor any of its Subsidiaries has received written notice, or otherwise has reason to believe that it is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Guarantor, Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Guarantor, Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Guarantor, Borrower or any of its

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Subsidiaries or, to the best knowledge of Borrower, threatened against
Guarantor, Borrower or any of its Subsidiaries and (iii) to the best knowledge of Borrower, no union representation question existing with respect to the employees of Guarantor, Borrower or any of its Subsidiaries and, to the best knowledge of Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

                  Section 6.23 Intellectual Property, Licenses, Franchises and Formulas. Guarantor, Borrower and each of its Subsidiaries owns, or has the right to use, all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, or has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

                                  ARTICLE VII
                                    COVENANTS

                  Section 7.1 Affirmative Covenants. The Borrower hereby agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit Commitment have terminated or expired and all Obligations have been paid and performed in full, the Borrower will perform or cause to be performed the obligations set forth in this Section 7.1.

                  Section 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (for distribution to the Issuer and each Lender) copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower, (i) unaudited consolidated balance sheets of the Consolidated Group as of the end of such Fiscal Quarter and unaudited consolidated statements of operations and cash flow of the Consolidated Group for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of the Borrower and/or Guarantor as fairly presenting in all material respects, in accordance with GAAP (subject to year-end audit adjustments), the financial position and results of operations of the Consolidated Group covered thereby as of the date thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such Fiscal Quarter;

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                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, (i) a copy of the annual audited financial statements for such Fiscal Year for the Consolidated Group, including therein consolidated balance sheets of the Consolidated Group as of the end of such Fiscal Year and consolidated statements of operations and cash flow of the Consolidated Group for such Fiscal Year, in each case as audited (without any Impermissible Qualification) by Deloitte & Touche LLP or other nationally recognized independent public accountants and (ii) management's discussion and analysis of the important operational and financial developments during such Fiscal Year;

                  (c) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Consolidated Group and within 90 days after the end of each Fiscal Year of the Consolidated Group, a Compliance Certificate, executed and certified by the chief executive, financial or accounting Authorized Officer of the Borrower, showing (in reasonable detail, including with respect to appropriate calculations and computations) compliance with the financial covenants set forth in Section 7.2.4 (including reconciliation to GAAP, if necessary);

                  (d) promptly after preparation, and no later than forty-five
         (45) days after the last day of each Fiscal Quarter of the Consolidated Group with respect to each Property, (i) certified Property report(s) by an Authorized Officer of Borrower, setting forth in reasonable detail the date acquired, location, appraised value, real estate taxes, insurance, gross revenues, FF&E Reserves, and EBITDA, and (ii) monthly or quarterly operating statements for each of the Properties which shall detail the revenues, expenses, Consolidated Net Income, average daily room rate, occupancy levels, Capital Expenditures, and revenue per available room for each of the Properties, in each case for the period then ended.

                  (e) promptly upon receipt, in the case of the Unconsolidated Subsidiaries, copies of such financial statements, statements of operations and cash flow, balance sheets, and similar financial information received with respect to any Unconsolidated Subsidiary, it being acknowledged and agreed that Borrower shall exercise reasonable efforts to obtain the materials and information described in clauses
         (a)-(c) above with respect to each such Unconsolidated Subsidiary as soon as reasonably practicable;

                  (f) promptly and in any event within seven Business Days after any Responsible Officer of the Borrower obtains knowledge of the occurrence of a Default or an Event of Default a statement of the chief executive, financial or accounting Authorized Officer of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (g) promptly and in any event within seven Business Days after any Responsible Officer of the Borrower obtains knowledge of (x) the occurrence of any material adverse development with respect to the Borrower, any of its Material Subsidiaries, Guarantor, any litigation, action, proceeding, labor controversy, any Qualified Property, including approved substitutions to such collateral pool, or any hotel management contract, or (y) the commencement of any litigation, action, proceeding or labor controversy, notice thereof;

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

                  (h) (i) as soon as available (but the Borrower will use reasonable efforts to deliver on or before December 31 of each Fiscal
         Year), commencing December 31, 2004, a preliminary annual operating budget and capital expenditure schedule for each Property for the following Fiscal Year, and (ii) as soon as available, and in any event on or before March 1 of each fiscal year, commencing March 1, 2005, the final annual operating budget and Capital Expenditure schedule for each Property for the such fiscal year, in each case satisfactory to Administrative Agent as to form;

                  (i) promptly upon filing thereof, copies of any reports filed on Forms 10-K, 10-Q, and 8-K, effective registration statements filed on Forms S-1, S-2, S-3 and S-4, and any proxy statements, as well as any substitute or similar documents to substantially the same effect as the foregoing, including, to the extent requested by the Administrative Agent, the schedules and exhibits thereto, in such each case as filed with the SEC by the Consolidated Group (other than immaterial amendments to any such registration statement);

                  (j) promptly after transmission thereof, copies of any notices or reports that the Consolidated Group shall send to the holders of any publicly issued debt of the Consolidated Group;

                  (k) promptly after a Responsible Officer of Borrower obtains knowledge of the occurrence of any ERISA Event (but in no event more than 10 days after a Responsible Officer of Borrower obtains knowledge of such ERISA Event), notice thereof together with a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Consolidated Group or any ERISA Affiliate with respect to such event;

                  (l) promptly when available and in any event within 60 Business Days after the last day of each Fiscal Year of the Borrower, a budget for the then current Fiscal Year of the Borrower as customarily prepared by the management of the Borrower for its internal use, which budget shall be prepared on a Fiscal Quarter basis and shall set forth the principal assumptions on which such budget is based;

                  (m) promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters could not, either individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, written notice of:

                           (i) any pending or threatened Environmental Claim
                  against the Guarantor, Borrower or any of its Subsidiaries or any Real Estate;

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                           (ii) any condition or occurrence on any Real Estate
                  that (x) results in noncompliance by the Consolidated Group with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Estate;

                           (iii) any condition or occurrence on any Real Estate
                  that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

                           (iv) the taking of any removal or remedial action in
                  response to the actual or alleged presence of any Hazardous Material on any Real Estate.

                  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto;

                  (n) no later than the Closing Date, copies of the pro forma consolidated financial statements of the Consolidated Group, including therein a pro forma consolidated balance sheet of the Consolidated Group and pro forma consolidated statements of operations and cash flow of the Consolidated Group, in each case as of March 31, 2004, and certified by the chief financial or accounting Authorized Officer of the Borrower, giving effect to the consummation of the transaction and reflecting the proposed capital structure of the Borrower after giving effect to the transaction; and

                  (o) such other information respecting the condition or operations, financial or otherwise, of the Consolidated Group as the Administrative Agent, or the required Lenders through the Administrative Agent, may from time to time reasonably request in writing.

                  Section 7.1.2 Preservation of Corporate Existence, etc. The Borrower will, and will cause Guarantor and each of its Subsidiaries to:

                  (a) preserve and maintain in full force and effect its corporate, limited liability company or partnership existence, as the case may be, under the laws of its state or jurisdiction of incorporation or organization (provided that the Borrower, Guarantor and their respective Subsidiaries may consummate any transaction permitted under Section 7.2.7), except, in the case of any such Subsidiary, to the extent that the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

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

                  (b) preserve and maintain in full force and effect its good standing under the laws of its state or jurisdiction of incorporation or organization and all material governmental and other rights, privileges, qualification, permits, licenses, intellectual property and franchises necessary in the normal conduct of its business except in each case to the extent that the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 7.1.3 Intentionally Omitted.

                  Section 7.1.4 Payment of Taxes. The Borrower will, and will cause Guarantor and each of its Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto; provided, however, that neither the Borrower, Guarantor nor any of their respective Subsidiaries shall be required hereunder to pay any such tax, assessment, charge, levy or claim that is being contested in good faith if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower, Guarantor or such Subsidiary) with respect thereto in accordance with GAAP.

                  Section 7.1.5 Compliance with Statutes, etc. The Borrower will, and will cause Guarantor and each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations, licenses and other Requirements of Law (including Environmental Laws) having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or except to the extent that the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 7.1.6 Insurance. The Borrower will, and will cause Guarantor and each of its Subsidiaries to, at all times maintain in full force and effect, with third party insurance companies which are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business (including business interruption, terrorism insurance (to the extent commercially reasonable or as required under Mortgage Indebtedness) and hurricane insurance) against such casualties and contingencies and of such types and in such amounts, and with such deductibles, retentions, self-insured amounts and reinsurance provisions, as are customarily maintained by companies engaged in the same or similar businesses in the same general area, as well as corporate level excess liability coverage of at least $75,000,000. The Borrower will, upon request of the Administrative Agent or any Lender, furnish to Administrative Agent information presented in reasonable detail as to the insurance maintained by the Borrower and its Subsidiaries. The Administrative Agent agrees that the property level insurance requirements required pursuant to CMBS Loan Documents as of the Closing Date are acceptable property-level insurance for the purposes of this Section 7.1.6.

                  Section 7.1.7 Intentionally Omitted.

                  Section 7.1.8 Further Assurances. Borrower will, and will cause Guarantor and each of its Subsidiaries to: (a) promptly execute and deliver any and all other and further instruments which may be reasonably requested by Administrative

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Agent to cure any defect in the execution and delivery of any Loan Document or more fully describe particular aspects of any Subsidiary Guarantor's, Guarantor's or Borrower's agreements set forth in the Loan Documents; and (b) promptly execute, deliver, and file all such notices, statements, and other documents and take such other steps, including but not limited to the amendment of the Pledge Agreement, the Guarantor Pledge Agreement and any financing statements prepared thereunder, as may be reasonably necessary or advisable, or that Administrative Agent may reasonably request, to render fully valid and enforceable under all applicable laws, the rights, liens, and priorities of Administrative Agent, for the benefit of the Lenders, with respect to all security from time to time furnished under this Agreement or the Pledge Agreement or the Guarantor Pledge Agreement or intended to be so furnished, in each case in such form and at such times as shall be reasonably satisfactory to Administrative Agent.

                  Section 7.1.9 Future Pledgors and Subsidiary Guarantors. Upon the formation or acquisition by Borrower of any (direct or indirect) Domestic Subsidiary, the Borrower shall notify the Administrative Agent of such event, and, unless such Subsidiary is a Restricted Subsidiary or as otherwise provided in this Section 7.1.9:

                  (a) if such Person owns Capital Stock in another Domestic Subsidiary that is not a Restricted Subsidiary, and such Person is not theretofore a party to the Pledge Agreement, execute and deliver to the Administrative Agent a supplement to the Pledge Agreement for the purposes of becoming a pledgor thereunder with respect to the Capital Stock of such other Domestic Subsidiary, as applicable; and

                  (b) the Borrower, Subsidiary Guarantor, or the Person that is required to become a pledgor under Section 7.1.9(a) above, shall, pursuant to (and to the extent required by) the Pledge Agreement, pledge to the Administrative Agent all of the outstanding shares of Capital Stock of such Subsidiary owned directly by it, along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent, for the benefit of the Secured Creditors, in accordance with Article 8 of the U.C.C. or any other similar law which may be applicable); and

                  (c) such Subsidiary shall execute a Joinder to become party to the Subsidiary Guaranty, substantially in the form attached as Exhibit H hereto.

                  In addition, in the event that an existing Restricted Subsidiary ceases to be a Restricted Subsidiary, Borrower shall promptly cause the provisions of this Section 7.1.9 to be complied with. Further, if a Restricted Subsidiary is restricted (as and to the extent set forth in the definition of "Restricted Subsidiary") from complying with a portion, but not all, of the provisions of this
         Section 7.1.9, Borrower shall cause such Subsidiary to comply with the portions hereof that are not so restricted.

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

                  Notwithstanding the foregoing, in the event that the Administrative Agent is satisfied that any Domestic Subsidiary that is (or will be) a Property Owner, or a single purpose entity that owns the Capital Stock of a Property Owner, will incur Mortgage Indebtedness or Permitted Mezzanine Indebtedness such that it will become a Restricted Subsidiary, then upon the request of the Borrower, the Administrative Agent may in its discretion waive the requirements of this Section
         7.1.9 for a period of time, as established by the Administrative Agent, to enable such financing to be incurred; provided, however, that, if granted, such waiver may, at any time prior to such Subsidiary becoming a Restricted Subsidiary, be revoked by the Administrative Agent upon no less than ten (10) Business Days notice to Borrower and provided further that no such waiver shall be applicable to subsequent transactions.

                  In the event that any Subsidiary Guarantor becomes a Restricted Subsidiary in connection with the permitted incurrence of Mortgage Indebtedness or Permitted Mezzanine Indebtedness, or is otherwise released with the consent of the Required Lenders, the Administrative Agent, at the request and expense of the Borrower, will promptly deliver to the Borrower or such Subsidiary Guarantor, as applicable (without recourse and without any representation or warranty) releases thereof from the Subsidiary Guaranty and the Pledge Agreement, as applicable.

                  Section 7.1.10 Intentionally Omitted.

                  Section 7.1.11 Transactions with Affiliates. The Borrower will, and will cause Guarantor and each of its Subsidiaries to, conduct all transactions with any of their respective Affiliates upon terms that are substantially as favorable to the Borrower, Guarantor or such Subsidiary as it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower, Guarantor or such Subsidiary. Intercompany Indebtedness shall generally be permitted provided (i) the same is subordinated to this Facility and the full repayment of the Obligations and all obligations of Guarantor and any Subsidiary Guarantor under this Facility, (ii) the incurrence of such Indebtedness will not otherwise cause an Event of Default,
(iii) intercompany loans to Subsidiaries which are not wholly-owned directly or indirectly by the Borrower or Subsidiary Guarantors are subject to reasonable approval by Administrative Agent and (iv) such Indebtedness otherwise complies with the terms and restrictions set forth in this Agreement. In addition, the Indebtedness existing as of the Closing Date and identified in Item 7.1.11(a) of the Disclosure Schedule is permitted hereunder.

                  Section 7.1.12 Corporate Separateness. Borrower will, and will cause Guarantor and each of the its Subsidiaries to, take all such action as is necessary to keep the operations of Borrower and its Subsidiaries separate and apart from those of Guarantor including, without limitation, ensuring that all customary formalities regarding corporate existence, including holding regular board of directors' meetings and maintenance of corporate records, are followed. All financial statements of Guarantor and Borrower provided to creditors will, to the full extent permitted by GAAP, clearly evidence the corporate separateness of Borrower and its Subsidiaries from Guarantor. Finally, no such company will take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of Borrower and/or any of its Subsidiaries on the one hand, and Guarantor on the other, being ignored, or in the assets and liabilities of Borrower or any of its Subsidiaries being substantively consolidated with those of Guarantor in a bankruptcy, reorganization, or other insolvency proceeding.

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                  Section 7.1.13 End of Fiscal Year. The Borrower will, for
financial reporting purposes, cause each of its Domestic Subsidiaries', fiscal years to end on December 31 of each year (the "Fiscal Year End"); provided, however, that the Borrower may, upon written notice to the Administrative Agent, change the definition of Fiscal Year End set forth above to any other date reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent, will and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

                  Section 7.1.14 Interest Rate Protection Agreements. At least eighty percent (80%) of the outstanding principal amount of all Indebtedness for borrowed money of the Consolidated Group shall be either (a) subject to a fixed interest rate or (b) hedged pursuant to an Interest Rate Protection Agreement that is: (i) acceptable to the lender or lenders providing such Indebtedness, if such lenders or lenders required such Interest Rate Protection Agreement with respect to such Indebtedness, (ii) acceptable to Moody's Investors Service, Inc., Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or Fitch Ratings, Inc., if such ratings agency required such Interest Rate Protection Agreement with respect to rating such Indebtedness, or
(iii) reasonably acceptable to Administrative Agent, in all other cases.

                  Section 7.1.15 Intentionally Omitted.

                  Section 7.1.16 Parent Guarantor. Guarantor will at all times
(i) qualify and maintain its status as a self-directed and self-administered REIT, (ii) remain a publicly traded company with common stock listed on the New York Stock Exchange or NASDAQ, (iii) conduct substantially all of its business and hold substantially all of its assets through the Borrower and operate its business at all times so as to satisfy all requirements necessary to qualify as a real estate investment trust under Sections 856 through 860 of the Code, and
(iv) maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of Guarantor as a real estate investment trust as required by the Code and applicable regulations of the Department of Treasury promulgated thereunder and will properly prepare and timely file with the U.S. Internal Revenue Service all returns and reports required thereby.

                  Section 7.1.17 Maintenance, Repairs, and Alterations. Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect:

                  (a) Borrower will cause each of the Consolidated Group Properties to be operated, maintained, and managed in a professional manner at all times in all material respects as an upscale, upper-upscale or luxury hotel project under the names shown on Schedule III (as supplemented from time to time to reflect

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         changes reasonably approved by Administrative Agent) and in a manner consistent with the way it is operated, maintained, and managed as of the date hereof with respect to any Consolidated Group Property owned or leased by Borrower on the date hereof (including all marketing, advertising, promotional, and reservation programs available as of the date hereof with respect to any such Consolidated Group Property). Borrower will keep in effect (or cause to be kept in effect) at all times all permits, licenses, and contractual arrangements as may be necessary to meet the standard of operation described in the foregoing sentence or as may be required by the law. Upon the request of the Administrative Agent, the Borrower will deliver to Administrative Agent true, correct, and complete copies of all permits and licenses necessary for the ownership and operation of the Consolidated Group Properties, issued in the name of the applicable Consolidated Group Property and consistent with any legal requirements.

                  (b) Borrower will not commit or permit any waste or deterioration of or to any Consolidated Group Property.

                  (c) Borrower will act prudently and in accordance with customary industry standards in managing and operating the Consolidated Group Properties. Borrower will keep the Consolidated Group Properties and all of its other assets which are reasonably necessary to the conduct of its business in good working order and condition, normal wear and tear excepted.

                  (d) The Borrower will, and will cause Guarantor and each of its Subsidiaries to pay and discharge all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower, Guarantor or any of their respective Subsidiaries; provided, however, that neither the Borrower, Guarantor nor any of their respective Subsidiaries shall be required hereunder to pay any such claim that is being contested in good faith if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower, Guarantor or such Subsidiary) with respect thereto in accordance with GAAP.

                  Section 7.1.18 Access; Annual Meetings with Lenders.

                  (a) Access. The Borrower shall, at any reasonable time and from time to time upon reasonable advance notice, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof to, under the guidance of officers of the Borrower (unless such officers are not made available for such purpose upon reasonable advance notice), (i) examine and make copies (at the expense of Borrower) of and abstracts from the records and books of account of the Consolidated Group, (ii) visit the properties of the Consolidated Group, (iii) discuss the affairs, finances and accounts of the Consolidated Group with any of their respective officers or directors, and (iv) communicate directly with the Borrower's independent certified public accountants.

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                  (b) Annual Meetings with Lenders. At the request of the
         Administrative Agent or the Required Lenders, the Borrower shall, at least once during each fiscal year (other than during the fiscal year in effect on the Effective Date) of the Borrower, hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting the financial results of the previous fiscal year and the financial condition of the Consolidated Group and the budgets presented for the current fiscal year of the Consolidated Group shall be reviewed, with each Lender bearing its own travel, lodging, food and other costs associated with attending any such meeting.

                  Section 7.1.19 Keeping of Books. The Borrower shall keep, and shall cause Guarantor and each of its Subsidiaries to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the Borrower, Guarantor and each respective Subsidiary.

                  Section 7.1.20 Management Letters. Promptly after the Borrower's receipt thereof, a copy of any "management letter" received by the Borrower, Guarantor or any of its Subsidiaries from its certified public accountants and management's responses, if any, thereto shall be delivered to Administrative Agent.

                  Section 7.1.21 Intentionally Omitted.

                  Section 7.1.22 Qualified Properties.

                  (a) Borrower shall own at least nine (9) Qualified Properties at all times that in the aggregate have at least 4,000 rooms. In the event that the Borrower shall own less than nine (9) Qualified Properties, in accordance with Section 2.2.2(b), the Facility will (i) permanently reduce to $75 million if the Borrower owns no more than eight (8) Qualified Properties, (ii) permanently reduce to $50 million if the Borrower owns no more than seven (7) Qualified Properties, (iii) permanently reduce to $25 million if the Borrower owns no more than six
         (6) Qualified Properties, and (iv) permanently reduce to zero if Borrower owns less than six (6) Qualified Properties. A Property may cease to qualify as a Qualified Property, but may subsequently regain its status as a Qualified Property, provided, however, if the Facility has been permanently reduced in accordance with Section 2.2.2(b), the Facility shall not be increased as a result of such re-qualification.

                  (b) Borrower shall promptly after any Responsible Officer of the Borrower obtains knowledge thereof notify Administrative Agent of:
         (i) any material structural defects or Environmental Occurrence affecting a Qualified Property or (ii) the occurrence of any casualty event affecting a Qualified Property. In the event of such material structural defects, Environmental Occurrence, or casualty, the affected Qualified Property will immediately cease to qualify as a Qualified Property hereunder, except to the extent provided in the following sentence. In the event such structural defects, Environmental Occurrence or casualty result in the temporary closure (for repair, restoration or

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         remediation) of less than 25% of the rooms in such hotel and provided that the applicable Property Owner is otherwise complying with (x) the terms of the Mortgage Indebtedness encumbering such Property relating to casualty restoration, or, (y) if there is no Mortgage Indebtedness encumbering such Property, then has given reasonable security to the Lenders to insure that such repair, restoration or remediation will be promptly and diligently resolved in a good and workman-like manner within sixty (60) days, then such Property will not cease to qualify as a Qualified Property for so long as such conditions remain satisfied and provided that such issues are finally repaired or resolved within the later to occur of sixty (60) days or the time period permitted under the applicable Mortgage Indebtedness.

                  (c) The Properties constituting the Initial Asset Pool shall be deemed Qualified Properties as of the Closing Date and grandfathered to the extent they do not satisfy any of the criteria set forth above and in the definition of "Qualified Properties" including, in the case of the Lincolnshire, Illinois Initial Asset Pool Property, with respect to the ground lease, and in the case of the Santa Monica, California Initial Asset Pool Property with respect to the 3.2% owned by a third party, however to the extent any Initial Asset Pool Property fails to satisfy any such criteria in any other respect after the Closing Date, it shall cease to be deemed a Qualified Property for the purposes hereof for so long as such non-compliance with the non-grandfathered criteria continues to exist.

                  Section 7.2 Negative Covenants. The Borrower agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, the Borrower will comply with the covenants set forth in this Section 7.2.

                  Section 7.2.1 Changes in Business. Borrower will not, and will not permit any Guarantor and any of its Subsidiaries to, engage in any significant business or activities in any industries or business segments, other than the business and activities conducted by Borrower, Guarantor and their respective Subsidiaries (taken as a whole) on the Closing Date (i.e., the acquisition, ownership and operation of hotels and interests therein), and other businesses and activities related or incidental thereto.

                  Section 7.2.2 Indebtedness. The Borrower will not, and will not permit Guarantor or any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Mortgage Indebtedness and Permitted Mezzanine Indebtedness on assets acquired on or after the Closing Date, and customary recourse guaranties provided in connection therewith including, without limitation, guaranties of the type provided by the Borrower in connection with the CMBS Loan;

                  (b) the CMBS Loan;

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                  (c) Permitted Refinancings;

                  (d) existing Indebtedness on the Hamburg, Paris, Prague and Rancho Las Palmas assets identified on Schedule VI (including refinancings thereof, subject to compliance with the covenants set forth in Section 7.2.4, so long as (i) any excess proceeds are used to pay down the Facility, (ii) there is no additional recourse to Borrower or Guarantor as a result of such refinancing and (iii) with respect to Hamburg, Paris and Rancho Las Palmas assets, such refinancing is reasonably approved by the Administrative Agent);

                  (e) Indebtedness incurred by Borrower, Guarantor and their respective Subsidiaries in respect of (i) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes, (ii) purchase money indebtedness and capital lease obligations for FF&E incurred in the ordinary course of business (but, in either case, not with respect to Property acquisitions or in any event recourse to Borrower or Guarantor), (iii) hotel management agreement fees and obligations incurred in the ordinary course of business, and (iv) other trade payables, letter of credit reimbursement obligations or guaranties (excluding guarantees of indebtedness for borrowed money or letter of credit reimbursement obligations relating to indebtedness for borrowed money) incurred in the ordinary course of business, subject to compliance with the covenants set forth in Section 7.2.4.

                  (f) All Obligations hereunder, including pursuant to the Guaranty and Subsidiary Guaranty;

                  (g) Indebtedness secured by any Liens permitted pursuant to
         Section 7.2.3; and

                  (h) Indebtedness existing as of the Closing Date and identified in Item 7.1.11(a) of the Disclosure Schedule.

                  Section 7.2.3 Liens. The Borrower and Guarantor will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase or leaseback such property or assets (including sales or accounts receivable with recourse to such Borrower, Guarantor or any of their respective Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

                  (a) Liens securing payment of the Obligations granted pursuant to any Loan Document;

                  (b) Liens securing the CMBS Loan or any Permitted Refinancings thereof;

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                  (c) Liens securing Mortgage Indebtedness or Permitted
         Mezzanine Indebtedness on assets acquired, whether directly or through acquisition of an entity, on or after the Closing Date;

                  (d) Liens existing as of the Closing Date securing Indebtedness of the type permitted and described in clause (d) of
         Section 7.2.2;

                  (e) Liens on cash or Cash Equivalents or deposit accounts holding cash or Cash Equivalents securing Hedging Agreements or letter of credit reimbursement obligations permitted under Section 7.2.2(e) or Liens securing FF&E purchase money indebtedness or capital lease obligations permitted under Section 7.2.2(e);

                  (f) inchoate Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or to the extent payment is not required pursuant to Section 7.1.4;

                  (g) Liens of carriers, warehousemen, mechanics, materialmen and landlords and other similar Liens imposed by law incurred in the ordinary course of business, in each case so long as such Liens could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect;

                  (h) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory and regulatory obligations, bids, leases and contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety bonds or performance or return-of-money bonds;

                  (i) Liens consisting of judgment or judicial attachment liens in circumstances not constituting an Event of Default under Section 8.1.6;

                  (j) easements, rights-of-way, municipal and zoning ordinances or similar restrictions, minor defects or irregularities in title and other similar charges or encumbrances not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or its Subsidiaries;

                  (k) Leases for space entered into in the ordinary course of business affecting any Property (to tenants as tenants only, without purchase rights or options); and

                  (l) Liens arising solely by virtue of any statutory or common law provision relating to banks' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that such deposit account is not a cash collateral account.

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                  Section 7.2.4 Financial Covenants. The Borrower will not
permit to occur any of the events set forth below.

                  (a) Total Interest Coverage Ratio. The Borrower will not permit the Total Interest Coverage Ratio, on a consolidated basis, as of the end of any Fiscal Quarter to be less than 2.75:1.00.

                  (b) Total Fixed Charge Coverage Ratio. The Borrower will not permit the Total Fixed Charge Coverage Ratio, on a consolidated basis, as of the end of any Fiscal Quarter to be less than 1.50:1.00.

                  (c) Maximum Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio: (i) at any time during the first two years of the Facility, to be greater than 0.70 to 1.0, and (ii) at any time during the third year of the Facility, to be greater than 0.65 to 1.0.

                  (d) Net Worth. The Borrower will not permit, as of any date, Consolidated Tangible Net Worth to be less than an amount equal to $325,000,000 plus seventy-five percent (75%) of the proceeds to Guarantor of any new issuances of common Capital Stock following the IPO.

                  (e) Facility Outstandings. The outstanding aggregate amount of the Loans and Letter of Credit Outstandings shall not exceed (i) at any time during the first two years of the Facility, an amount equal to 2.5 multiplied by an amount equal to the last twelve months of Adjusted Net Operating Income, and (ii) at any time from and after the second anniversary of the Closing Date, an amount equal to 2.25 multiplied by an amount equal to the last twelve months of Adjusted Net Operating Income.

                  (f) Permitted Mezzanine Indebtedness. The outstanding aggregate amount of Permitted Mezzanine Indebtedness shall not at any time exceed ten percent (10%) of the aggregate Gross Asset Value in respect of all of the Properties.

                  Section 7.2.5 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person except:

                  (a) Investments existing as of the Closing Date and identified in Item 7.2.5(a) of the Disclosure Schedule, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 7.2.5;

                  (b) Investments in Cash Equivalents;

                  (c) without duplication, Investments to the extent permitted as Indebtedness pursuant to Section 7.2.2;

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                  (d) without duplication, Capital Expenditures;

                  (e) without duplication, Investments permitted by Section
         7.2.6;

                  (f) acquisitions of properties provided that the financial covenants in Section 7.2.4 are complied with;

                  (g) Investments constituting (i) accounts receivable arising,
         (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                  (h) loans to Subsidiaries permitted pursuant to Section
         7.1.11;

                  (i) loans and advances to employees of the Guarantor, the Borrower or any Subsidiary in the ordinary course of business, including in connection with a management incentive plan, not to exceed $5,000,000.00 in the aggregate; and

                  (j) Investments in the Capital Stock of any Subsidiary.

                  Section 7.2.6 Restricted Payments, etc.

                  (a) Borrower will not, nor will Borrower permit Guarantor or any of their respective Subsidiaries to, authorize, declare or pay any Dividends, except that:

                           (i) any Subsidiary of Borrower may authorize, declare
                  and pay cash Dividends to Borrower or to any Subsidiary of Borrower; and

                           (ii) Guarantor and any of its Subsidiaries may
                  authorize, declare or pay Dividends from time to time (in addition to those permitted pursuant to the preceding clause
                  (i)), so long as (A) no Event of Default exists at the time of the respective authorization, declaration or payment or would exist immediately after giving effect thereto, (B) calculations are made by Borrower establishing compliance with the financial covenants contained in Section 7.2.4 for the Test Period, on a pro forma basis (giving effect to the payment of the applicable Dividend), (C) provided that the Total Leverage Ratio, on a pro forma basis, would not be greater than sixty percent (60%), an amount not to exceed ten percent (10%) of Funds From Operations in any Fiscal Year may be used for the redemption, retirement, purchase or other acquisition, directly or indirectly, of any class of Borrower's or Guarantor's outstanding Capital Stock, and (D) such Dividends (including, without limitation, the Dividends described in clause (C) above) do not, in the aggregate exceed ninety percent (90%) of Funds From Operations in any Fiscal Year; and

                  (b) No Dividend or other payment may be paid or made under this Section 7.2.6 at any time that an Event of Default shall have occurred and be continuing or would result from any such Dividend or other payment, provided,

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         however, that notwithstanding the restrictions of Section 7.2.6(a) or the first part of this sentence , for so long as Guarantor qualifies, or has taken all other actions necessary to qualify, as a "real estate investment trust" under the Code during any Fiscal Year of Guarantor, the Borrower may authorize, declare and pay quarterly cash Dividends (which may be based on estimates) to Guarantor when and to the extent necessary for Guarantor to distribute, and Guarantor may so distribute, cash Dividends to its shareholders generally in an aggregate amount not to exceed the minimum amount necessary for Guarantor to maintain its tax status as a real estate investment trust, unless the Borrower receives notice from the Administrative Agent of any monetary Event of Default or other material Event of Default.

                  Section 7.2.7 Consolidations and Mergers; Dispositions. The Borrower will not, and will not suffer or permit Guarantor or any of its Subsidiaries to, merge, consolidate, reorganize or otherwise combine or liquidate with or into, whether in one transaction or in a series of transactions to or in favor of, any Person except for (i) transactions that occur between wholly-owned Subsidiaries, (ii) transactions where the Borrower is the surviving entity and there is no change in the type of business conducted (i.e., from that of a hotel owner and operator) and no other Change of Control or Default results from such transaction, (iii) transactions otherwise permitted hereunder including in connection with a permitted Disposition, or (iv) transactions otherwise approved in advance by Administrative Agent or the Required Lenders. The Borrower will not, and will not permit Guarantor and any of its Subsidiaries to enter into or consummate any Disposition (other than any Disposition resulting from a casualty or condemnation, a Disposition by any Subsidiary to any wholly-owned Subsidiary of Borrower or to Borrower or otherwise approved in advance by the Required Lenders) if (A) an Event of Default then exists; or (B) the Disposition would result in proceeds of less than eighty-five percent (85%) cash or Cash Equivalents; or (C) the Disposition is not on a bona fide arms-length basis; or (D) the Disposition would, on an actual or pro forma basis, cause an Event of Default or the breach of the financial covenants set forth in Section 7.2.4.

                  Section 7.2.8 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit Guarantor or any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay Dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Borrower, Guarantor or any of their Subsidiaries, or pay any Indebtedness owed to the Borrower, Guarantor or any of their respective Subsidiaries, (y) make loans or advances to the Borrower, Guarantor or any of their respective Subsidiaries or (z) transfer any of its properties or assets to the Borrower, Guarantor or any of their respective Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower, Guarantor or any of their respective Subsidiaries, (iv) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower, Guarantor or any of their respective Subsidiaries in the ordinary course of business and (v) restrictions on the transfer of any assets subject to or restrictions on the making of distributions imposed in connection with a Lien permitted by Sections 7.2.3(b), (c) or (d).

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                  Section 7.2.9 Capital Expenditures. Borrower will not permit the amount expended during any Fiscal Year (specifically excluding amounts expended from any reserve created in a prior Fiscal Year) for discretionary Capital Expenditures to exceed five percent (5%) of the aggregate Gross Hotel Revenues for such Fiscal Year of all Properties, or such greater amount as may otherwise be reasonably approved by Administrative Agent.

                  Section 7.2.10 Organic Documents. Neither the Guarantor nor the Borrower shall amend, modify or otherwise change any of the terms or provisions in any of its respective Organic Documents as in effect on the Closing Date, except amendments to effect changes that could not be reasonably expected to have Material Adverse Effect; however in no event shall the Organic Documents of Borrower be amended in any manner to reduce or otherwise diminish the management rights and powers of the managing member without the consent of the Administrative Agent.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

                  Section 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default."

                  Section 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

                  (a) any principal or interest of any Loan; or

                  (b) any fee described in Article III or of any other amount payable hereunder or under any other Loan Document and such default shall continue unremedied for a period of five (5) Business Days.

                  Section 8.1.2 Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V), is or shall be incorrect, false or misleading when made or deemed to have been made in any material respect.

                  Section 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall (a) default in the due performance and observance of any of its obligations under Section 7.1.1 (f), Section 7.1.2 (but only to the extent arising from the failure of Guarantor or Borrower to preserve and keep in full force and effect its existence), Section 7.1.16, Section 7.2 hereof, or (b) default in the due performance and observance of any of its obligations under Section 7.1.1(g), (k) or (m), Section 7.1.6, Section 7.1.14, or Section 7.1.22(b) hereof and such default shall continue unremedied for a period of 10 days.

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                  Section 8.1.4 Non-Performance of Other Covenants and
Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such 30 day period and the Borrower shall have commenced to cure such default within such 30 day period and is working in good faith to cure the same, such 30 day period shall be extended for up to an additional 30 days.

                  Section 8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Consolidated Group having a principal amount, individually or in the aggregate, in excess of $25,000,000 (exclusive of non-recourse debt related to the Prague asset identified on Schedule VI attached hereto), or a default shall occur in the performance or observance of any obligation or condition, or any other event shall occur or condition shall exist, in either case, with respect to such Indebtedness (subject to any applicable grace period) if the effect of such default or other event or condition is to accelerate the maturity of any such Indebtedness or cause such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or to cause an offer to purchase or defease such Indebtedness to be required to be made, prior to its expressed maturity.

                  Section 8.1.6 Judgments. Any judgment, order, decree or arbitration award for the payment of money in excess of $5,000,000 (to the extent not fully covered by a solvent third party insurance company (less any applicable deductible) and as to which the insurer has not disputed in writing its responsibility to cover such judgment, order, decree or arbitration award) shall be rendered against the Borrower or any of its Subsidiaries and the same shall not have been satisfied or vacated or discharged or stayed or bonded pending appeal within 60 days after the entry thereof.

                  Section 8.1.7 ERISA. An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan.

                  Section 8.1.8 Change of Control. Any Change of Control shall occur.

                  Section 8.1.9 Bankruptcy, Insolvency, etc. The Borrower, Guarantor, or any of their respective Subsidiaries (except for Subsidiaries that are not Property Owners and which own in the aggregate less than $25,000,000 of assets) shall:

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

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                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower or any such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or any Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

                  Section 8.1.10 Impairment of Security, etc. The Pledge Agreement, the Guarantor Pledge Agreement or the Guaranty, in whole or in material part, or any Lien granted under the Pledge Agreement or the Guarantor Pledge Agreement shall (except in accordance with its terms and except as a result of acts or omissions of the Administrative Agent or any Lender) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto; the Borrower, any Guarantor or any other party shall, directly or indirectly, deny or disaffirm in writing such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

                  Section 8.1.11 Intentionally Omitted.

                  Section 8.1.12 Intentionally Omitted.

                  Section 8.1.13 Termination of Agreements. Any Material Agreement shall be terminated pursuant to the terms thereof and shall not be replaced with a new corresponding Material Agreement or other arrangement reasonably satisfactory to the Administrative Agent within sixty (60) days.

                  Section 8.1.14 REIT Status. Guarantor shall for any reason, whether or not within the control of the Borrower, cease to maintain its status as REIT.

                  Section 8.1.15 Intentionally Omitted.

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                  Section 8.1.16 Illegal or Invalid. If this Agreement or any other Loan Document shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or Guarantor.

                  Section 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

                  Section 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction or with the consent of the Required Lenders, shall by written notice to the Borrower declare all of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Revolving Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

                  Section 8.4 Actions in Respect of Letters of Credit.

                  (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Administrative Agent, after consultation with the Lenders, may, and upon the demand of the Required Lenders shall, whether in addition to the taking by the Administrative Agent of any of the actions described in this Article or otherwise, make a demand upon the Borrower to, and forthwith upon such demand (but in any event within ten (10) days after such demand) the Borrower shall, pay to the Administrative Agent, on behalf of the Lenders, in same day funds at the Administrative Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Administrative Agent (on behalf of the Lenders) and under its sole dominion and control at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Outstandings (taking into account any amounts then on deposit in the Letter of Credit Collateral Account) under the Letters of Credit. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds.

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                  (b) The Borrower hereby pledges, assigns and grants to the
         Administrative Agent, as administrative agent for its benefit and the ratable benefit of the Lenders a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

                           (i) the Letter of Credit Collateral Account, all cash
                  deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                           (ii) all notes, certificates of deposit and other
                  instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                           (iii) all interest, dividends, cash, instruments and
                  other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                           (iv) to the extent not covered by the above clauses,
                  all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

                  (c) The Borrower hereby authorizes the Administrative Agent for the ratable benefit of the Lenders to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become due and payable by the Borrower to the Lenders in respect of the Letters of Credit.

                  (d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 8.4(h) or Section 2.6.7 hereof.

                  (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 8.4.

                  (f) If any Event of Default shall have occurred and be continuing:

                           (i) The Administrative Agent may, in its sole
                  discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of any unpaid Obligations then due and payable, in such order as the Administrative Agent shall elect against the Letter of Credit Collateral Account or any part thereof. The rights of the Administrative Agent under this Section 8.4 are in addition to any rights and remedies which any Lender may have.

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                           (ii) The Administrative Agent may also exercise, in
                  its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time.

                  (g) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that, assuming such treatment, the Administrative Agent shall not have any responsibility or liability with respect thereto.

                  (h) At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations (including without limitation all Letter of Credit Outstandings) hereunder and under any other Loan Document after the termination or expiration of all of the Commitments shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

                  Section 9.1 Appointment.

                  (a) The Lenders hereby irrevocably designate and appoint DBTCA as Administrative Agent (for purposes of this Article IX and Sections
         10.3 and 10.12, the term "Administrative Agent" also shall include Deutsche Bank Securities Inc., an affiliate of DBTCA, in its capacity as Lead Arranger and Book Running Manager in connection with this Agreement and the financings contemplated hereby) to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder or under the other Loan Documents by or through its officers, directors, agents, employees or affiliates.

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

                  (b) Each Lender hereby irrevocably appoints the Issuer to act on behalf of such Lenders with respect to any Letters of Credit issued by the Issuer and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuer with respect thereto; provided, however, that the Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit issued by it or proposed to be issued by it pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article IX, included the Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuer.

                  Section 9.2 Intentionally Omitted.

                  Section 9.3 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable to any Person for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

                  Section 9.4 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Credit Extensions and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of any Credit Extension or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein, in any other Loan Document or in any document, certificate or other

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writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  Section 9.5 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received written instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

                  Section 9.6 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

                  Section 9.7 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective "percentage" as used in determining the Required Lenders for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  Section 9.8 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified

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herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any member of the Consolidated Group or any Affiliate of any member of the Consolidated Group (or any Person engaged in a similar business with any member of the Consolidated Group or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any member of the Consolidated Group or any Affiliate of any member of the Consolidated Group for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  Section 9.9 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  Section 9.10 Resignation by the Administrative Agent.

                  (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving 30 days prior written notice to the Lenders and, unless an Event of Default then exists with respect to the Borrower, the Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as the Issuer, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as the Issuer with respect to any Letters of Credit issued by it prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below in this
         Section 9.10 or as otherwise provided below in this Section 9.10.

                  (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent and Issuer hereunder and who shall be either an Affiliate of the Administrative Agent or a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval or acceptance shall not be required if an Event of Default then exists).

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

                  (c) If a successor Administrative Agent shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent and Issuer hereunder and until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above in this Section 9.10 by the 35th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (e) Upon a resignation of the Administrative Agent pursuant to this Section 9.10, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

                  Section 10.1 Waivers, Amendments, etc.

                  (a) Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective parties thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) with Obligations being directly affected thereby, (i) extend the final scheduled maturity of any Revolving Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Stated Maturity Date, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or fees thereon or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions was not to reduce the interest or fees payable hereunder), (ii) amend, modify or waive any provision of this
         Section 10.1, (iii) reduce the percentage specified in the definition of Required Lenders, (iv) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (v) release Guarantor from the Guaranty, or (vi) release any Subsidiary Guarantor from the

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         Subsidiary Guaranty or release all or any material portion of the
         Collateral, except, in each case, as provided in Section 7.1.9 or in connection with a Disposition or refinancing that is otherwise permitted pursuant to the terms of this Agreement; provided further, that, in addition to the consent of the Required Lenders required above, no such change, waiver, discharge or termination shall (A) increase the Revolving Loan Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Revolving Loan Commitment Amount shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of any Revolving Loan Commitment of any Lender shall not constitute an increase of the Revolving Loan Commitment of such Lender), or (B) without the consent of the Issuer, amend, modify or waive any provision of Sections 2.1.2, 2.1.4, or 2.6, or alter its rights or obligations with respect to Letters of Credit.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 10.1(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 4.4 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided further, that in any event the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to
         Section 10.1(a).

                  (c) No failure or delay on the part of the Administrative Agent, the Issuer or any Lender in exercising any power, privilege or right under this Agreement or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, privilege or right preclude any other or further exercise thereof or the exercise of any other power, privilege or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Issuer or any Lender would otherwise have.

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                  Section 10.2 Notices. All notices and other communications provided to any party hereto under this Agreement or under any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto, in the case of the Borrower or the Administrative Agent, or set forth below its name in Annex I hereto or in a Lender Assignment Agreement, in the case of any Lender (including in its separate capacity as the Issuer), or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

                  Section 10.3 Payment of Costs and Expenses; Indemnification. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP and the Administrative Agent's other counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts and administrative functions with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Lenders and the Issuer in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Lenders and the Issuer); (ii) pay and hold the Administrative Agent, each of the Lenders and the Issuer harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Lenders and the Issuer harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, each of the Lenders and the Issuer) to pay such taxes; and (iii) indemnify the Administrative Agent, each Lender and the Issuer, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Lender or the Issuer is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of Borrower) related to the entering into and/or performance of this Agreement or any other Loan Document or the use of any Letter of Credit or the proceeds of any Loans

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hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Loan Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any real property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any real property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any real property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any portion of any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Lenders or the Issuer set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  Section 10.4 Survival and Recourse Nature of Obligations. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6 and 10.3, and the obligations of the Lenders under Section 9.7 and Section 10.9.2, shall in each case survive any assignment from one Lender to another (in the case of Section
10.3 or Section 10.9.2) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Revolving Loan Commitments. In addition, all provisions herein and in any other Loan Document (other than Section 3.3.3 hereof) relating to outstanding Letters of Credit and Excess Cash Collateral shall survive termination of this Agreement until all outstanding Letters of Credit have been drawn in full or terminated and all Excess Cash Collateral has been returned to the Borrower if required pursuant to
Section 2.6.7 or Section 8.4. The representations and warranties made by Borrower, Guarantor, and each Subsidiary Guarantor, in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document. Each Borrower, Guarantor and each Subsidiary Guarantor agrees that they shall be personally liable (whether by suit, deficiency judgment or otherwise) and there shall be full recourse to the Borrower, Guarantor and each Subsidiary Guarantor, for the full payment and performance of the Obligations; provided that the amount of liability of any Subsidiary Guarantor shall not exceed the fair market value of its assets less any liabilities (it being the intention of the parties that no Subsidiary Guarantor shall become insolvent as a result of its obligations hereunder and under the other Loan Documents). It is understood and agreed that each Borrower, Guarantor and each Subsidiary Guarantor shall remain liable with respect to their Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged to Lender under the Pledge Agreement, the Guarantor Pledge Agreement and the aggregate amount of such Obligations.

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                  Section 10.5 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

                  Section 10.6 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each of the Lenders (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

                  Section 10.7 Governing Law; Entire Agreement. THIS AGREEMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT
FEES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

                  Section 10.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of the Administrative Agent and all of the Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.9.

                  Section 10.9 Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Lender may assign, or sell participations in, its Loans, Letters of Credit Outstandings and Commitments to one or more other Persons in accordance with this Section 10.9.

                  Section 10.9.1 Assignments.

                  (a) Upon prior notice to the Borrower, and the Administrative Agent, any Lender may at any time assign and delegate to one or more Eligible Assignees with the consent of the Borrower, the Administrative Agent and the

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         Issuer (which consents of the Borrower and the Issuer shall not be required (x) if the Eligible Assignee is a Lender or an Affiliate of a Lender, or (y) in the case of the Borrower, if a Specified Default or an Event of Default exists and each of which consents shall not be unreasonably withheld or delayed if such consents are in fact required), all or any fraction of such Lender's total Loans, Letter of Credit Outstandings and Commitments; provided, however, that (x) the assigning Lender must assign a pro rata portion of each of its Revolving Loan Commitments, Revolving Loans and interest in Letters of Credit Outstandings and (y) no Lender may assign a Commitment of less than $5,000,000 or, unless such Lender has assigned the entirety of its Commitment, retain a Commitment of less than $5,000,000. The Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Eligible Assignee until:

                           (i) notice of such assignment and delegation,
                  together with (A) payment instructions, (B) the Internal Revenue Service Forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, (C) addresses and related information with respect to such Eligible Assignee, shall have been delivered to the Borrower and the Administrative Agent by such Lender and such Eligible Assignee and (D) the Administrative Agent has made the appropriate entries in the Register;

                           (ii) such Eligible Assignee shall have executed and
                  delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

                           (iii) the processing fees described below shall have
                  been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Eligible Assignee thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Eligible Assignee in connection with the Lender Assignment Agreement, shall have the rights and obligations of assignor Lender hereunder and under the other Loan Documents, and
(y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with the Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Accrued interest on that part of the Loans assigned, if any, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such assignor Lender or such Eligible Assignee must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement. Any attempted assignment and delegation not made in accordance with this Section 10.9.1 shall be null and void.

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                  (b) Nothing in this Agreement shall prevent or prohibit Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be.
         No pledge pursuant to this clause (b) shall release the transferor Lender from any of its obligations hereunder.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent specified below its signature hereto (or at such other address as may be designated by the Administrative Agent from time to time in accordance with Section 10.2) a copy of each Lender Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive and binding, in the absence of clearly demonstrable error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  Section 10.9.2 Participations. Any Lender may at any time sell to one or more commercial lenders, financial institutions or other Persons (each of such commercial lenders, financial institutions or other Persons being herein called a "Participant") participating interests in any of the Loans, Letter of Credit Outstandings, Commitments, or other interests of such Lender hereunder (including loan derivatives and similar swap arrangements based on such Lender's interests hereunder); provided, however, that

                  (a) no participation contemplated in this Section 10.9.2 shall relieve Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and under each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of Lender or is itself a Lender shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, to the extent requiring the consent of such Lender, take any action of the type described in clauses (i) through (v) of the first proviso of
         Section 10.1; and

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

                  (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined and paid as if such Lender had not sold such participation. Any Lender that sells a participating interest in any Loan, Revolving Loan Commitment or other interest to a Participant under this Section 10.9.2, shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had delivered a valid Form W-9 to the Borrower or if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

                  Section 10.10 Intentionally Omitted.

                  Section 10.11 Confidentiality. Administrative Agent, Issuer and each Lender agrees to maintain, in accordance with its customary procedures for handling confidential information, the confidentiality of all information provided to it by or on behalf of the Borrower, the Guarantor, any Subsidiary or any Unconsolidated Subsidiary or by the Administrative Agent on the Borrower's, the Guarantor's or such Subsidiary's or Unconsolidated Subsidiary's behalf, under this Agreement or any other Loan Document ("Confidential Information"), and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary or Unconsolidated Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent, Issuer or the Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower, Guarantor or any Subsidiary or Unconsolidated Subsidiary known to the Lender;

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provided, however, that Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors who have been advised that such information is confidential pursuant to this Section 10.11; (G) to any Participant or Eligible Assignee in respect of such Lender's rights and obligations hereunder, actual or potential, provided that such Person shall have agreed in writing to keep such information confidential to the same extent required of the Lenders hereunder with the Borrower being a third party beneficiary of such agreement; (H) to its Affiliates who have been advised that such information is confidential pursuant to this Section 10.11; or (I) to any direct or indirect contractual counterparty to swap agreements or such contractual counterparty's professional advisor, provided that such Person shall have agreed in writing to keep such information confidential to the same extent required of the Lenders hereunder with the Borrower being a third party beneficiary of such agreement. Unless prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any Governmental Authority (other than any request in connection with an examination of the financial condition of such Lender) for disclosure of Confidential Information prior to such disclosure; provided further, that in no event shall the Administrative Agent or any Lender be obligated to return any materials furnished by the Borrower or any of its Subsidiaries. This Section shall supersede any confidentiality letter or agreement with respect to the Borrower or the Transaction entered into prior to the date hereof.

                  Section 10.12 Tax Advice. None of the Lenders nor the Administrative Agent provide accounting, tax or legal advice. Notwithstanding anything provided herein, and any express or implied claims of exclusivity or proprietary rights, the Borrower each Lender and the Administrative Agent hereby agree and acknowledge that the Borrower each Lender and Administrative Agent (and each of their employees, representatives or other agents) are authorized to disclose to any and all Persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided by the Borrower, any Lender or the Administrative Agent to the other relating to such tax treatment and tax structure except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. In this regard, the Borrower, each Lender and the Administrative Agent acknowledge and agree that disclosure of the tax treatment and tax structure of the transactions contemplated by this Agreement has not been and is not limited in any way by an express or implied understanding or agreement, whether oral or written, and whether or not such understanding or agreement is legally binding, except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. For purposes

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of this authorization, "tax treatment" means the purported or claimed U.S.
Federal income tax treatment of the transaction, and "tax structure" means any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of the transaction. This Section 10.12 is intended to reflect the understanding of the Borrower, any Lender or the Administrative Agent that no transaction contemplated by this Agreement has been offered under "Conditions of Confidentiality" as that phrase is used in Treasury Regulation 9 ss. 1.6011-4(b)(3)(i) and 301.6111-2(c)(i), and shall be interpreted in a manner consistent therewith. Nothing herein is intended to imply that any of the Borrower, each Lender and the Administrative Agent has made or provided to, or for the benefit of, the other any oral or written statement as to any potential tax consequences that are related to, or may result from, the transactions contemplated by this Agreement.

                  Section 10.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO THE BORROWER'S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION
10.13. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. EACH OF THE BORROWER, ADMINISTRATIVE AGENT, LENDER AND ISSUER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR

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

HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  Section 10.14 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE LENDERS, AND THE ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            STRATEGIC HOTEL FUNDING, L.L.C.
                                            a Delaware limited liability company




                                            By:    _____________________________
                                                   Name:
                                                   Title:

                                            Address: 77 West Wacker Drive
                                                     Suite 4600
                                                     Chicago, Illinois 60601

                                            Facsimile No.:
                                            Telephone No.:
                                            Attention:

                                            DEUTSCHE BANK TRUST COMPANY
                                               AMERICAS,


                                            By:    _____________________________
                                                   Name:
                                                   Title:


                                            Address:  60 Wall Street
                                                      New York, New York 10005

                                            Facsimile No.:  (646) 324-7091
                                            Telephone No.:  (212) 250-3352
                                            Attention:      James Rolison



                                            With a copy to:

                                            Deutsche Bank Securities Inc.

                                            Cresent Court
                                            Suite 550
                                            Dallas, Texas  75201
                                            Facsimile No.:  (214) 740-7910
                                            Telephone No.:  (214) 740-7900
                                            Attention:      Linda Davis